As filed with the Securities and Exchange Commission on August 29, 2006.
                                                     Registration No. 333-128986

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TELIPHONE CORP.
                         (formerly OSK Capital II Corp)

            Nevada                               2833                    84-1491673
(State or Other Jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)     Identification No.)

     1080 Beaver Hall, Suite 1555, Montreal, Quebec, Canada                H2Z 1S8
             (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code: 514-313-6010
                      (Name, address, including zip code,
                  and telephone number, including area code, of
                          agent for service of process)

                          Copies of communications to:

                                 JOSEPH I. EMAS
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                         TELEPHONE NO.: (305) 531-1174
                         FACSIMILE NO.: (305) 531-1274

      Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine


                The date of this Prospectus is August 28, 2006.

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                Number           Proposed        Proposed
                                                              of shares          Maximum         maximum       Amount of
                 Title of each Class of                         to be         Offering price    aggregate     registration
               Securities to be Registered                    registered       per unit(1)    offering price     fee(1)
----------------------------------------------------------------------------------------------------------------------------
Common Shares............................................        20,000,000        $.25         $5,000,000      $535.00
----------------------------------------------------------------------------------------------------------------------------
Total....................................................                                                       $535.00
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.25.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE FFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 28, 2006
                                 TELIPHONE CORP.
                         (Formerly OSK Capital II Corp)

           Minimum/Maximum Offering: 20,000,000 shares of common stock
                         Ofering Price: $0.25 per share

TeliPhone, Corp., a Nevada corporation, offers for sale, on a self- underwritten basis, a minimum of 2,000,000 shares and a maximum of 20,000,000 shares at a price of $0.25 per share. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Joseph I. Emas, Esq. This offering may continue past 180 days only if the minimum number of units has been sold. Otherwise this offering will end on the 180th day, unless, in our sole discretion, the offering is extended an additional 180 days.

Investing in our securities involves risk, see "Risk Factors" page 3. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make.

                                                     Price to       Underwriting Discounts     Proceeds to
                                                      public          and Commissions (1)     Company (1) (2)
                                                     --------       ----------------------    ---------------
Per Share........................................    $  0.25                $  0.0              $5,000,000

Total Maximum....................................    $  0.25                $  0.0              $5,000,000

------------------------------------

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the Units.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $100,000, including legal and accounting fees and printing costs.

(3) The underwriter has a 30-day option to purchase up to an additional _0_shares of common stock from us to cover over-allotments.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is August 28, 2006.

                                TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                 ---------
Prospectus Summary                                                                                     1

The Offering                                                                                           2

Summary Financial Data                                                                                 3

Risk Factors                                                                                           5

Where You Can Find More Information                                                                   16

Use of Proceeds                                                                                       16

Determination of Offering Price                                                                       18

Dividends                                                                                             19

Dilution                                                                                              19

Plan of Distribution                                                                                  20

Penny Stock Rules / Section 15(g) of the Exchange Act                                                 23

Legal Proceedings                                                                                     23

Directors, Executive Officers and Control Persons                                                     24

Security Ownership of Certain Beneficial Owners and Management                                        26

Description of Securities                                                                             27

Disclosure of Commission Position of Indemnification for Securities Act Liabilities                   27

Certain Relationships and Related Transactions                                                        29

Interest of Named Experts and Counsel                                                                 29

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure                  29

Additional Information                                                                                29

Description of Business                                                                               31

Management's Discussion and Analysis or Plan of Operation                                             45

Description of Property                                                                               50

Market for Common Equity and Related Stockholder Matters                                              50

Executive Compsation                                                                                  51

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", "Teliphone" or "our company" refers to Teliphone Corp., a Nevada corporation, together with our subsidiary Teliphone Inc., a Canadian corporation and all of its subsidiaries and affiliated companies.

About Our  Company

Teliphone Corp. was initially incorporated in 1999 under the laws of the State of Nevada. Our principal executive offices are located at 1080 Beaver Hall, suite 1555, Montreal, Quebec Canada H2Z 1S8. Our US office is located at 1224 Washington Avenue, Miami, Florida, 33139. Our telephone number is (514) 313-6000. The address of our website is HYPERLINK "http://www.teliphone.us" www.teliphone.us.

Teliphone Corp. ("The Company" of "Teliphone") is a telecommunications company engaged in the development and deployment of next generation internet based telephony and mobile telephony communications. Our April 2005 merger and re-organization with Teliphone Inc., a global internet telephony service provider founded in August 2004, permitted us to focus on this high growth market segment effective. As part of the merger and reorganization with Teliphone Inc., we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA. United American Corporation management now proposes to spin-off Teliphone. To complete the spin-off, management proposes to distribute Teliphone's 25,737,785 shares of common stock on a pro rata basis to its shareholders.

Teliphone is focused on the development and marketing of Voice over Internet Protocol (VoIP) solutions. VoIP means that technology used to send data over the internet is not being used to transmit voice as well through technology known as "packet switching". VoIP networks are significantly less capital intensive to construct and much less expensive to maintain and upgrade than traditional circuit-switched networks. Since VoIP networks are based on internet protocol, they can seamlessly and cost-effectively interface with the high technology, productivity-enhancing services shaping today's business landscape.

VoipNow.org reported that by 2006, more than 66% of Global 2000 companies will implement VoIP. As the VoIP market rapidly expands in North America, the largest VoIP players, the cable companies, are battling with the incumbent telecommunications companies and new VoIP independents principally for the residential phone market. Our Company has marked a larger market for is services, leveraging its VoIP network to also include small business VoIP services and wholesale services in addition to replacement of standard residential phone services. To achieve its goals for development, Teliphone has successfully entered into various carrier agreements, telecommunications services agreements with wireless internet access providers and various retail and distribution agreements.

The Company has achieved significant growth and development in its product and services as identified by the June 30, 2006 unaudited financial statements and intends to use the proceeds from this offering to fund the growth of its marketing and sales initiatives.

The  offering

Issuer:                                          Teliphone  Corp.

Common  Stock  offered by us:                    20,000,000 shares

Common  Stock  outstanding  after the offering:  52,893,843

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of August 18, 2006. There are currently no options to purchase shares of common stock outstanding as of August 18,2006 and there are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock.

Summary Financial Data

The following table sets forth our summary consolidated financial data. The statement of operations data for the years ended September 30, 2004 and 2005, and the balance sheet data as of September 30, 2004 and 2005, are derived from our audited consolidated financial statements and related notes included in the back of this prospectus. The statement of operations data for the nine months ended June 30, 2006 and the balance sheet data as of June 30, 2006 are derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein.

The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                             Summary Financial Data

                                                                 For the interim
Consolidated Balance                For the year ended                 9 month
Sheet (US$)                            September 30                period ending
                                        (audited)      (audited)    (unaudited)
                                          2005            2004     June 30, 2006

ASSETS
Cash                                         --              --           8,697
Accounts receivable                      63,063           6,620          26.721
Sales/Investment tax
receivable                               16,502              --            (951)
R&D Credit                                                               17,191
Inventory                                32,468          25,134          15,862
Prepaid expenses and
other current assets                     22,621

         Total
         Current
         Assets                         134,654          31,394          77,662

Capital assets                          156,399              --         127,537

TOTAL ASSETS                            291,053          31,394         246,388

LIABILITIES
Bank indebtedness                         7,144              --          11,389
Accounts payable and
accrued liabilities                     149,431          30,846          63,904
Loan payable,
related party                           459,139          29,998         651,876
Loan payable                             34,372              --         131,721

TOTAL LIABILITIES                       650,086          60,844         858,890

STOCKHOLDERS'
DEFICIENCY
Capital stock                            31,090              79          31,090
Additional pain-in
capital                                 370,640              --         370,640
Accumulated Deficit                    (720,920)        (31,220)       (978,937)
Comprehensive income
(loss)                                  (39,843)          1,691         (76,484)

Total stockholders'
deficit                                (359,033)        (29,450)       (653,691)

Total liabilities
and stockholders'
deficit                                (291,053)        (31,394)        205,199

Consolidated                                                     For the interim
Statement of                       For the year ended                 9 month
Operations (US$)                      September 30                 period ending
                                       (audited)      (audited)      (unaudited)
                                         2005            2004      June 30, 2006

Sales                                   183,253           3,447         290,723

Cost of sales
         Inventory,
         beginning of
         period                          25,134              --          32,468
         Purchases
         and cost of
         VoIP services                  455,086          29,155         281,972
         Gain (Loss)
         on foreign
         exchange                                                        (2,502)
         Inventory,
         end of period                  (32,568)        (25,134)        (15,862)

         Total Cost
         of Revenues                    447,752           4,021         296,076

Gross profit (Loss)                    (264,499)           (574)         (5,353)

Operating expenses
Salaries and wage
levies                                   53,072
Selling and promotion                   130,924              --          24,416
Other general and
administrative
expenses                                 47,228              --           1,453
Research and
development                             128,771          25,575
Professional and
consulting fees                          67,169              --          47,710
Commissions                              17,877           3,381          51,592
Depreciation                             23,551              --          33,602

         Total
         Operating
         Expenses                       415,520          28,956         252,665

LOSS BEFORE OTHER
INCOME (EXPENSE)                       (680,019)        (29,530)       (257,370)

OTHER INCOME (EXPENSE)
         Interest
         expense                        (11,371)             --             648

NET LOSS BEFORE
PROVISION FOR INCOME
TAXES                                  (691,390)        (29,530)       (258,018)
         Provision
         for Income
         Taxes                               --              --              --

NET LOSS APPLICABLE
TO COMMON SHARES                       (691,390)        (29,530)            N/A

NET LOSS PER COMMON
SHARE BASIC AND
DILUTED                                   (0.02)          (0.00)             --

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING                   30,518,711      30,426,000             N/A

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. These risks may cause our business, financial condition, or results of operations to be materially adversely affected and the trading price of our common stock to decline. This may result in you losing all or part of your investment. As used in this prospectus, the terms "we," "us," "our," "the Company" and "Teliphone" mean Teliphone Corp., a Nevada corporation, or its subsidiary, Teliphone Inc., a Canadian corporation, unless the context indicates a different meaning.

Risks Related To Our Financial Condition

We Have a Limited Operating History with Losses and Expect Losses to Continue for at Least the Next Fiscal Year Ending September 30, 2007.

We are a development stage telecommunications company. We have been unprofitable since our inception and have incurred losses. Our net losses since inception on August 27, 2004 to June 30, 2006 were $653,631. These losses have resulted principally from costs incurred in our research and development programs and from our general and administrative costs. We have started to derive revenues from product and service sales in the last9 months of operations, and expect this to grow significantly in the future. However, profitability is not being considered for the foreseeable future and is only expected for the fiscal year ending September 30, 2007.

We Require Additional Financing to Sustain Our Operations

We will require funds to sustain operations and to develop our business. We have finalized the deployment of our first generation network infrastructure. In order to cover our fixed costs of this network infrastructure, we require, at the current revenue levels, at least 4,000 active, paying customers. We have achieved just over 35% of this target. We will require continued financing to sustain the shortfall until we reach the goal of 4,000 active customer accounts. Currently, this shortfall is being covered by our parent company United American Corporation, however, this coverage is insufficient to invest in the promotion and growth necessary to achieve our targets. Financing is necessary to achieve our optimum growth.

We currently do not have any commitments or arrangements to obtain any such funds outside of that which is being provided by our parent company. There can be no assurance that any additional funds, whether through exercise of warrants and stock options, additional sales of securities or collaborative or other arrangements with corporate partners or from other sources, will be available to us upon terms acceptable to us or at all. If we are unable to obtain additional financing we might be required to delay, scale back, or eliminate certain aspects of our research and product development programs or operations. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

Risks Related To Our Business

Decreasing telecommunications prices may cause us to lower our prices to remain competitive, which could delay or prevent our future profitability.

Currently, our prices are lower than those of many of our competitors for comparable services. However, domestic and international telecommunications prices have decreased significantly over the last few years, and we anticipate that prices will continue to decrease. Users who select our service offerings to take advantage of our prices may switch to another service provider as the difference between prices diminishes or disappears. In this instance, we may be unable to use our price as a distinguishing feature to attract new customers in the future. Such competition or continued price decreases may require us to lower our prices to remain competitive, may result in reduced revenue, a loss of customers, or a decrease in our subscriber line growth and may delay or prevent our future profitability.

If VoIP technology fails to gain acceptance among mainstream consumers, our ability to grow our business will be limited.

The market for VoIP services has only recently begun to develop and is rapidly evolving. We currently generate all of our revenue from the sale of VoIP services and related products to residential, small office or home office customers and wholesale partners. Revenue generated from sales to residential customers will continue to account for most of our revenue for the balance of 2006. We anticipate that in 2007, international wholesale will become the more
significant   revenue  generating  activity  for  our  Company.

For our current residential user base, a significant portion of our revenue currently is derived from consumers who are early adopters of VoIP technology. However, in order for our business to continue to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology or unfamiliar services. Because potential VoIP customers need to connect additional hardware at their location and take other technical steps not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. If mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited.

Certain aspects of our service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth.

Certain aspects of our service are not the same as traditional wireline telephone service. Our continued growth is dependent on the adoption of our services by mainstream customers, so these differences are becoming increasingly important. For example:

Both our new E-911 and emergency calling services are different, in significant respects, from the 911 service associated with traditional wireline and wireless telephone providers and, in certain cases, with other VoIP providers;

Our customers may experience lower call quality than they are used to from traditional wireline telephone companies, including static, echoes and delays in transmissions;

Our customers may experience higher dropped-call rates than they are used to from traditional wireline telephone companies;

Customers who obtain new phone numbers from us do not appear in the phone book and their phone numbers are not available through directory assistance services offered by traditional telephone companies.

In the event of a power loss or Internet access interruption experienced by a customer, our service is interrupted. Unlike some of our competitors, we have not installed batteries at customer premises to provide emergency power for our customers' equipment if they lose power, although we do have backup power systems for our network equipment and service platform.

If customers do not accept the differences between our service and traditional telephone service, they may choose to remain with their current telephone service provider, or may choose to return to service provided by traditional telephone companies.

Our emergency and new E-911 calling services are different from those offered by traditional wireline telephone companies and may expose us to significant liability.

Both our emergency calling service and our new E-911 calling service are different, in significant respects, from the emergency calling services offered by traditional wireline telephone companies. In each case, those differences may cause significant delays, or even failures, in callers' receipt of the emergency assistance they need.

Traditional wireline telephone companies route emergency calls over a dedicated infrastructure directly to an emergency services dispatcher at the public safety answering point, or PSAP, in the caller's area. Generally, the dispatcher automatically receives the caller's phone number and actual location information. While our new E-911 service being deployed in the United States is designed to route calls in a fashion similar to traditional wireline services, our new E-911 capabilities are not yet available in all locations. In addition, the only location information that our E-911 service can transmit to a dispatcher at a PSAP is the information that our customers have registered with us. A customer's registered location may be different from the customer's actual location at the time of the call because customers can use their devices to make calls almost anywhere a broadband connection is available.

We are currently deploying E-911 service that is comparable to the emergency calling service provided to customers of traditional wireline telephone companies in the same area. For those customers located in an E-911 area, emergency calls are routed, subject to the limitations discussed below, directly to an emergency services dispatcher at the PSAP in the area of the customer's registered location. The dispatcher will have automatic access to the customer's telephone number and registered location information. However, if a customer places an emergency call using the customer's device in a location different from the one registered with us, the emergency call will be routed to a PSAP in the customer's registered location, not the customer's actual location at the time of the call. Every time a customer moves his or her device to a new location, the customer's registered location information must be updated and verified. Until that takes place, the customer will have to verbally advise the emergency dispatcher of his or her actual location at the time of the call and wait for the call to be transferred, if possible, to the appropriate local emergency response center before emergency assistance can be dispatched.

In some cases, even under our new 911 service, emergency calls may be routed to a PSAP in the area of the customer's registered location, but such PSAP will not be capable of receiving our transmission of the caller's registered location information and, in some cases, the caller's phone number. Where the emergency call center is unable to process the information, the caller is provided a service that is similar to the basic 911 services offered to some wireline telephone customers. In these instances, the emergency caller may be required to verbally advise the operator of their location at the time of the call and, in some cases, a call back number so that the call can be handled or forwarded to an appropriate emergency dispatcher.

The emergency calls of customers located in areas where we are currently unable to provide either E-911 or the basic 911 service described above are either routed directly to the PSAP in the area of the customer's location or supported by a national call center that is run by a third-party provider and operates 24 hours a day, seven days a week. In these cases, a caller must provide the operator with his or her physical location and call back number. If a customer reaches the call center, the operator will coordinate connecting the caller to the appropriate PSAP or emergency services provider.

If one of our customers experiences a broadband or power outage, or if a network failure were to occur, the customer will not be able to reach an emergency services provider.

The delays our customers encounter when making emergency services calls and any inability of the answering point to automatically recognize the caller's location or telephone number can have devastating consequences. Customers have attempted, and may in the future attempt, to hold us responsible for any loss, damage, personal injury or death suffered as a result. Some traditional phone companies also may be unable to provide the precise location or the caller's telephone number when their customers place emergency calls. However, traditional phone companies are covered by legislation exempting them from liability for failures of emergency calling services and we are not. This liability could be significant. In addition, we have lost, and may in the future lose, existing and prospective customers because of the limitations inherent in our emergency calling services. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.

Flaws in our technology and systems could cause delays or interruptions of service, damage our reputation, cause us to lose customers and limit our growth.

Although we have designed our service network to reduce the possibility of disruptions or other outages, our service may be disrupted by problems with our technology and systems, such as malfunctions in our software or other facilities, and overloading of our network. Our customers have experienced interruptions in the past, and may experience interruptions in the future as a result of these types of problems. Interruptions have in the past, and may in the future, cause us to lose customers and sometimes require us to offer substantial customer credits, which could adversely affect our revenue and profitability.

Our ability to provide our service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth.

Our success depends on our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of facilities and equipment owned and operated by third parties and is, therefore, beyond our control. Unlike traditional wireline telephone service or wireless service, our service requires our customers to have an operative broadband Internet connection and an electrical power supply, which are provided by the customer's Internet service provider and electric utility company, respectively, not by us. The quality of some broadband Internet connections may be too poor for customers to use our services properly. In addition, if there is any interruption to a customer's broadband Internet service or electrical power supply, that customer will be unable to make or receive calls, including emergency calls, using our service. We also outsource several of our network functions to third-party providers. For example, we outsource the maintenance of our regional data connection points, which are the facilities at which our network interconnects with the public switched telephone network. If our third-party service providers fail to maintain these facilities properly, or fail to respond quickly to problems, our customers may experience service interruptions. Our customers have experienced such interruptions in the past and will experience interruptions in the future. In addition, our new E-911 service is currently dependent upon several third-party providers. Interruptions in service from these vendors could cause failures in our customers' access to E-911 services. Interruptions in our service caused by third-party facilities have in the past caused, and may in the future, cause us to lose customers, or cause us to offer substantial customer credits, which could adversely affect our revenue and profitability. If interruptions adversely affect the perceived reliability of our service, we may have difficulty attracting new customers and our brand, reputation, and growth will be negatively impacted.

If  we  are  unable  to  improve  our  process  for  local  number   portability
provisioning, our growth may be negatively impacted.

We support local number portability for our customers which allows our customers to retain their existing telephone numbers when subscribing to our services. Transferring numbers is a manual process that in the past has taken us 20 business days or longer. Although we have taken steps to automate this process to reduce the delay, a new customer must maintain both service and the customer's existing telephone service during the transferring process. By comparison, transferring wireless telephone numbers among wireless service providers generally takes several hours, and transferring wireline telephone numbers among traditional wireline service providers generally takes a few days. The additional delay that we experience is due to our reliance on the telephone company from which the customer is transferring and to the lack of full automation in our process. Further, because we are not a regulated telecommunications provider, we must rely on the telephone companies, over whom we have no control, to transfer numbers.

As a result of being a public company, we will incur increased costs that may place a strain on our resources or divert our management's attention from other business concerns.

As a public company, we will incur additional legal, accounting, and other expenses that we do not incur as a private company. The Exchange Act will require us to file annual, quarterly and current reports with respect to our business and financial condition, which will require us to incur legal and accounting expenses. The Sarbanes-Oxley Act will require us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. We expect the corporate governance rules and regulations of the SEC and the NASD will increase our legal and financial compliance costs and make some activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management's attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we are hiring, and will continue to hire, additional legal, accounting, and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses in future periods.

We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because much of our potential success and value lies in our use of internally developed systems and software, if we fail to protect them, it could negatively affect us.

Our ability to compete effectively is dependent in large part upon the maintenance and protection of internally developed systems and software. While we have several pending patent applications, we cannot patent much of the technology that is important to our business. In addition, our pending patent applications may not be successful. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our rights to our technology. We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors in an effort to control access to, and distribution of, technology, software, documentation and other information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization.

Policing unauthorized use of this technology is difficult. The steps we take may not prevent misappropriation of the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States and Canada. Litigation may be necessary in the future to enforce or protect our rights, or to determine the validity and scope of the rights of others. That litigation could cause us to incur substantial costs and divert resources away from our daily business, which in turn could materially adversely affect our business.

Our most significant market segment, that is TeliPhone VoIP services, requires an operative broadband connection. If the adoption of broadband does not progress as expected, the market for our services will not grow and we may not be able to develop our business and increase our revenue.

Use of our service requires that the user be a subscriber to an existing broadband Internet service, most typically provided through a cable or digital subscriber line, or DSL, connection. Although the number of broadband subscribers worldwide has grown significantly over the last five years, this service has not yet been adopted by a majority of consumers. If the adoption of broadband services does not continue to grow, the market for our services may not grow. As a result, we may not be able to increase our revenue and become profitable.

Future new technologies could have a negative effect on our businesses.

VoIP technology, which our business is based upon, did not exist and was not commercially viable until relatively recently. VoIP technology is having a disruptive effect on traditional telephone companies, whose businesses are based on other technologies. We also are subject to the risk of future disruptive technologies. If new technologies develop that are able to deliver competing voice services at lower prices, better or more conveniently, it could have a material adverse effect on us.

Risks Related to Regulation

Set forth below are certain material risks related to regulation. For additional information about these and other regulatory risks we face, see "Regulation" in this prospectus.

Regulation of VoIP services is developing and therefore uncertain, and future legislative, regulatory, or judicial actions could adversely impact our business and expose us to liability.

Our business has developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Future legislative, judicial, or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets, or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively, or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation.

Telecommunications is a Regulated Industry, Particularly in Canada, the Main Market Segment of our Business, and Future Regulation May Impede us from Achieving the Necessary Market Share to Succeed.

The current regulated environment in North America is extremely favorable for new, start-up companies, to enter the marketplace with new and innovative technologies and value added services. In Canada, our principal market, the telecommunications regulator, Canadian-Radio and Telecommunications Commission
(CRTC), has regulated the incumbent Telecommunications companies such that they cannot reduce their elevated pricing for residential phone service. This regulation has provided us with a competitive advantage to sell our products and acquire customers from the incumbents. However, the CRTC has decided that once they feel that adequate competition is present in the Canadian market, and that start-ups, such as our company, have achieved a significant market presence, they will lift the regulation, allowing the incumbent Telecommunications companies to similarly lower their prices. This will slow the growth of the acquisition of customers. We plan to mitigate this risk by continuously offering further innovation and value-added services to our customers, however, the risk is that we do not develop and test these within the time allotted and our growth rates decrease.

The success of our business relies on customers' continued and unimpeded access to broadband service. Providers of broadband services may be able to block our services, or charge their customers more for using our services in addition to the broadband, which could adversely affect our revenue and growth.

Our customers must have broadband access to the Internet in order to use our service. Some providers of broadband access may take measures that affect their customers' ability to use our service, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely, or attempting to charge their customers more for also using our services.

It is not clear whether suppliers of broadband Internet access have a legal obligation to allow their customers to access and use our service without interference. As a result of recent decisions by the U.S. Supreme Court and the FCC, providers of broadband services are subject to relatively light regulation by the FCC. Consequently, federal and state regulators might not prohibit broadband providers from limiting their customers' access to VoIP, or otherwise discriminating against VoIP providers. Interference with our service or higher charges for using our service as an additional service to their broadband could cause us to lose existing customers, impair our ability to attract new customers, and harm our revenue and growth.

These problems could also arise in international markets. For example, a Canadian cable provider recently began offering an optional Cdn$10 per month "quality of service premium" to customers who use third-party VoIP services over its facilities. However, customers who purchase VoIP services directly from this cable provider are not required to pay this additional fee.

If we fail to comply with new FCC regulations requiring us to provide E-911 emergency calling services, we may be subject to fines or penalties, which could include disconnection of our service for certain customers or prohibitions on marketing of our services and accepting new customers in certain areas.

The FCC released an order on June 3, 2005 requiring us to notify our customers of any differences between our emergency calling services and those available through traditional telephone providers and obtain affirmative acknowledgments from our customers of those notifications. The rules also required us to offer by November 28, 2005, enhanced emergency calling services, or E-911, to all of our customers located in areas where E-911 service is available from their traditional wireline telephone company. E-911 service allows emergency calls from our customers to be routed directly to an emergency dispatcher in a customer's registered location and gives the dispatcher automatic access to the customer's telephone number and registered location information.

The consequences of failure to fully comply with the FCC's order are currently unclear. On November 7, 2005, the FCC's Enforcement Bureau issued a public notice stating that it would not require disconnection of existing customers to whom E-911 service cannot be provided by November 28, 2005, but it also stated that it expected VoIP providers to stop marketing and accepting new subscribers in areas where they cannot provide E-911 service. It is not clear whether the FCC will enforce this restriction or how it would do so.

The Level of Competition is Increasing at a Fast Rate due to the Relative Low Barriers to Entry and Anticipated Market Growth over the Next 5 Years.

Land-based telecommunications technology has not evolved considerably over the past 125 years. However, the breakthrough of standardized, internet-based communications is revolutionizing the entire industry. In the past, significant investments were required in order to construct the infrastructure required for telecommunications, however, now that the infrastructure is in place, smaller investments are required in order to successfully transmit a voice call using Internet data transfer and sharing protocols. A new entry, for as little as $100,000, could purchase the necessary equipment in order to make such a voice call function. While barriers to entry to the marketplace exist including the requirement of further investment to build a successful company around the technology, the risk does exist that numerous small players could enter the market increasing competition and eroding pricing, which could contribute to the reduction of profitability and growth of the company.

We Are Exposed To Potential Liability Claims, And Our Insurance Against These Claims May Not Be Sufficient To Protect Us

Our business exposes us to potential professional liability which is prevalent in the telecommunications industry. While we have adequate service level agreements which indicate that we cannot guarantee 100% up time, these service level agreements cannot guarantee that we will not be sued for damages. The company currently has no specific product liability insurance. There can be no assurance that the coverage the commercial general liability insurance policy provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation and loss of revenues. Thus, a clinical trial or product liability claim may result in losses that could be material.

Risks Related To Our Common Stock And To The Offering

Future Sales of Common Stock Could Depress the Price of our Common Stock

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 32,893,843 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding, or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      o     variations in our quarterly operating results;

      o changes in general economic conditions and in the pet healthcare industry;

      o     changes in market valuations of similar companies;

      o announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

      o     loss of a major customer, partner or joint venture participant; and

      o     the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the "penny stock" rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      o Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $100,000 to $300,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations. The cost of these activities will be paid out of this offering.

Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our preferred and common stock at June 20, 2006 was ($653,691), or ($0.03) per share based on 31,089,520 preferred and common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.17 per share if the totality of the offering is sold.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $0.25 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

The trading price of our common stock may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,
(2) Our ability to market our products on a global basis at competitive prices now and in the future,
(3) Our ability to maintain brand-name recognition for our products now and in the future,
(4)   Our ability to maintain an effective distributors network,
(5)   Our success in forecasting demand for our products now and in the future,
(6) Our ability to maintain pricing and thereby maintain adequate profit margins, and
(7)   Our ability to obtain and retain sufficient capital for future operations.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Vsurance Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Use of Proceeds.

We  estimate  the  net  proceeds  from  this  offering  will  be   approximately
$5,000,000. This estimate is based on an assumed offering price of $0.25 per share.

We intend to use the net proceeds from this offering primarily for working capital and to fund the expansion of our business, including funding marketing expenses and operating losses.

The amounts actually spent by us for any specific purpose may vary significantly and will depend on a number of factors, including the progress of our commercialization and development efforts. Accordingly, our management has broad discretion to allocate the net proceeds. Pending the uses described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

Management seeks $5.0M in total financing to fund the growth of its sales and marketing initiatives. Any shortfall in the corresponding net profits as a result of the company not being able to sell the full offering will proportionately affect the use of proceeds. These proceeds are intended to be applied approximately in the following manner:

Professional & Brokerage Fees                                         $  500,000
Product Development                                                   $  450,000
Fixed Costs                                                           $  300,000
General & Administration                                              $  275,000
Sales & Marketing                                                     $1,275,000
Inventory Financing & Customer Acquisition                            $2,200,000
                                                                      ----------
                                                                      $5,000,000

In the event we receive less than the maxi mum offering proceeds, we will reduce our use of proceeds pro rata.

The foregoing categories indicate the allocation of funds for various purposes to be used by the company. The foregoing estimates of the application of proceeds represent the objectives of the company and are subject to modification depending upon a number of factors which may not be presently known or existing and which may occur during the time such funds are being expended; in which event, the foregoing estimates may vary from actual expenditures at a later date.

It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary. Should any allocation made above not be fully utilized for the purpose indicated, then the balance remaining will be added to working capital. It must be noted that all funds in the working capital category may be used for any purpose deemed appropriate by management without any say whatsoever by the shareholders, including investors herein.

Professional and Brokerage Fees

We anticipate that the closing of the transaction, along with the brokerage fees associated with the sale of shares will cost the Company up to 10% of proceeds.

Product Development

We currently spend on average $150,000 per year on activities related to the continuous development and improvement of our technology. While our products and services are currently able to be sold on the marketplace, we will continuously invest in improving our technology to maintain our competitive advantage in our market segments. We propose that we will triple our product development investments to $450,000 over the next 12 months in order to launch the CallOnA.com service offering from its current beta version, as well as improve our current capacity to offer white-label software in the Residential and Business VoIP services market to our major Sales partners.

Fixed Costs

Management is focused on decreasing fixed costs to a strict minimum, however, the increase in telecommunications and web-based traffic that our network will experience due to our anticipated growth in client base will not be able to be handled with our current infrastructure. As a result, upgrades to telecommunications equipment and servers will be made in order to ensure adequate management of traffic growth and a maintenance of superior call quality.

General and Administrative

We will increase our management team with the hiring of a Director of Finance, Director of Marketing as well as a Vice President of Operations. These new key positions are required in order to assist the current management team to effectively manage growth.

Sales & Marketing

To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for Teliphone and its products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition.

There are three main market segments where we will invest in Sales & Marketing:

The Canadian market for Residential and Business VoIP services due to our partnership with BR Communications. In this segment, we typically share sales and marketing expenses with BR.

The International market for VoIP services due to our partnership with Podar Enterprises. The Global web-based market for cost-per-call advertising revenues with CallOnA.com.

Inventory Financing and Customer Acquisition

TeliPhone VoIP Services

The company typically finances new customer acquisitions in return of a recurring monthly revenue for its VoIP services. Similar to the cellular phone industry, we subsidize the hardware at new customer activation in order to reduce the barrier to entry for a new customer to adopt our services. Our typical hardware investment for new customers is $20. Likewise, we provide an incentive to our sales agents in order to encourage new sales. This incentive is on average $20. While we currently invest minimally in brand awareness and promotion in our target market segments, we intend to assist our sales force in the future through targeted marketing and promotion campaigns. Based on industry averages, the cost of acquisition for a new Retail VoIP services subscriber is an additional $50. In order to achieve our objective of having 45,000 customers within the next 24 months, we require an investment to increase our customer base to a point where our profits can be reinvested to acquire additional clients. We estimate that this will be when we grow an additional 10,000 clients. Therefore, we intend to invest $900,000 into new clients for VoIP services. At this level of customers, along with our existing customer base in this segment, we will have achieved an annualized revenue rate for this segment of $2.8M per year.

CallOnA.com Services

The objective of CallOnA.com is to increase the number of subscribers and users of the free calling services in order to translate the web traffic (amount of users visiting the website) into advertising and promotional revenues. We intend to offer free calling across numerous countries over our VoIP calling network in order to entice customers to utilize the service. We estimate an average phone call of 3 minutes which translates to a per call cost of $0.04. We intend to invest $750,000 in free calling which will translate into 18.8 million calls. We anticipate that this will generate at least 5 million unique users, which could potentially generate up to $1.2M of annualized revenue on publicity alone. This then opens up the possibility to sell "click-to-call" services to our web advertising customers permitting them to enhance their customer experience and increase the rate as to which they qualify and convert new prospects into paying customers. The balance of the $650,000 will be used to purchase web-based advertising of the CallOnA.com services in order to increase our customer base.

Symbol: We currently are listed on the pink sheets under the symbol OSPK.PK (which symbol shall change upon the acceptance of our name change to telephone corp. by NASSDAQ). There is no market for our securities at present and no shares have been traded.

Determination of Offering Price

There is currently no over the counter trading of the Company's securities. The offering price of our shares were arbitrarily determined by our management after consultation with our underwriters and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our shares be regarded as an indicator of any future market price of our securities.

Dividends

We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution
                  Effect of Offering on Net Tangible Book Value Per Share

Our net tangible book value as of June 30, 2006 was approximately ($653,691), or ($0.03) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 20,000,000 shares of our common stock in this offering, approximating 10% for underwriting discounts and commissions and the estimated offering expenses payable by us, our net tangible book value at June 30, 2006 would have been approximately $3,846,309 or $0.08 per share. We have assumed a public offering price of $0.25 per share. This represents an immediate increase in net tangible book value per share of $011 to existing stockholders and an immediate dilution of $0.17 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at June 30, 2006, giving effect to this offering. The following table illustrates this per share dilution to new investors.

Assumed public offering
   price per share                                                  $      0.25
                                                                    -----------
Net tangible book value
   per share as of June
   30, 2006                                                         $  (653,691)
                                                                    -----------
Increase in net tangible
   book value per share
   attributable to new
   investors                                                        $ 4,500,000
                                                                    -----------
Net tangible book value
   per share after this
   offering                                                         $ 3,846,309
                                                                    -----------
Dilution per share to new
   investors                                                        $      0.17
                                                                    -----------

As of June 30, 2006, there were no options and warrants outstanding.

Plan of Distribution.

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the shares of our common stock, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly.

In order to buy shares of our common stock you must complete and execute the subscription agreement and return it to us at 4150 St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1. Payment of the purchase price must be made by check payable to the order of the Company. The check may be delivered directly to 4150 St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1or to us at the abovementioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

      1. The person is not statutorily disqualified,  as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

      2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

      3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore.

We are also registering the shares of our common stock covered by this prospectus for the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes the donees, transferees or others who may later hold the Selling Shareholder's interests. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders are required to sell their shares at $2.00 per share until our securities are quoted on the OTC Bulletin Board. Once our securities are quoted on the OTC Bulletin Board, the Selling Shareholders may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

      o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

      o purchases by a broker or dealer, as principal, and resale by such broker or dealer for its account pursuant to this prospectus,

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market makers,

      o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

      o     privately-negotiated transactions.

In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the shares, or both. We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any Selling Shareholders and broker-dealers with respect to the sale of the shares of common stock.

Any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation.

At a time a particular offer of shares is made by a Selling Shareholders, a prospectus supplement, if required, will be distributed that sets forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from a Selling Shareholders and any other required information.

To the extent that any successor(s) to the named Selling Shareholders wishes to sell under this prospectus, we have advised Selling Shareholders that a prospectus supplement identifying such successor(s) as selling securities holders must be filed in order for the successor(s) to the named Selling Shareholders to sell their securities under this prospectus.

In connection with distributions of a Selling Shareholder's shares, or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or others, prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. A Selling Shareholders may also:

      o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

      o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

We have advised the Selling Shareholders that open positions in shares of common stock covered by this prospectus prior to the registration statement, of which this prospectus is a part, being declared effective by the U.S. Securities and Exchange Commission may constitute a violation of Section 5 of the Securities Act of 1933. Each of the Selling Shareholders advised us that it did not have an open position in the common stock covered by this prospectus at the time of its response to our inquiry.

In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

The Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the Selling Shareholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for a Selling Shareholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the Selling Shareholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

We will receive none of the proceeds from the sale of the shares of common stock by the Selling Shareholders, except upon exercise of the outstanding common stock purchase warrant.

We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the Selling Shareholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. The Selling Shareholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock.

We cannot assure you, however, that the Selling Shareholders will sell all or any of the shares of common stock they may offer. In order to comply with state securities laws, if applicable, the securities will be sold only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulation of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution

We will register as broker-dealer under the sate laws of all states where we are offering these securities and such registration is required.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus:

      o no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;

      o     subsequent offers will be made only with the prospectus; and

      o no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Selling Shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Shareholders' pro rata share of the underwriting discounts and commissions, if any, which are to be paid by the Selling Shareholders.

Should any substantial change occur regarding the status or other matters concerning the Selling Shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Legal Proceedings.

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company or its subsidiaries. Notwithstanding, from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

Directors, Executive Officers, Promoters and Control Persons.

The directors and executive officer as of April 1, 2006 are as follows:

NAME                AGE     SERVED SINCE        POSITIONS WITH COMPANY
--------------------------------------------------------------------------------
George Metrakos     35      April, 2005         Director, President, CEO, CFO
Robert Cajolet      65      March, 2005         Director

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Business Experience of Officers and the Director and Significant Employees

GEORGE METRAKOS, Chairman of the Board, CEO, CFO and President

Mr. Metrakos holds a Bachelor's of Engineering from Concordia University (Montreal, Canada) and a Master's of Business Administration (MBA) from the John Molson School of Business at Concordia University. Mr. Metrakos has specialized in numerous successful launches of new technologies for emerging marketplaces. He has worked with such organizations as Philips B.V. (The Netherlands), Dow Chemical company (USA), Hydro Quebec (Provincial Utility) and other entrepreneurial high-tech companies. During his founding role in his prior company, Mr. Metrakos was recognized as entrepreneur of the year in an angel financing competition within the Montreal business community. His previous company launched an advanced Demand Management software used by suppliers to Wal-Mart Stores.

ROBERT CAJOLET, Director

Robert Cajolet graduated from the Owner/President Management Programm (OPM) at Harvard Business School in Boston, MA. He previously studied at the University of Montreal HEC School of Business. Mr. Cajolet served as the president of Alphinat Inc.(2004-2005) and director of Nature Genetiks Capital Inc.(2004-present), both companies are listed on the TSX. Mr. Cajolet also serves as Director of OSK Capital ll (2005-present) and as Vice-President and director of Multiple Awnings Inc. (2002-present). From 2000-2002, Mr. Cajolet served as Director of Archambault Group and was previously the owner of Camelot-Info Inc., a chain of technology oriented stores that were sold to Quebecor Media in 2000. Mr. Cajolet also owned and/or controlled several companies involved in dental healthcare and personal safety products in North America and Europe between 1975 and 1990.

BENOIT RATTHE, Director of Sales

Mr. Ratthe has fifteen years experience in retail sales of Telecommunications services with Rogers Communications, Canada's largest cellular phone provider, where he acted as Director of Retail Sales operations for the province of
Quebec. Benoit leads a team of 60 independent re-sellers and 6 Telecommunications interconnection re-sellers for the residential and business segments. He also leads 2 sales representatives.

BRENDAN MIROTCHNICK, Director of Product Development

Mr. Mirotchnick has eight years of experience in high-tech telecom domain and is responsible for the automated back-office billing. Mr. Mirotchnick has worked in the telecommunications and IT domain with companies such as Nokia, Macmillan publishing and iPhonia. His team includes a part time programmer.

BENJAMIN LAWETZ, Director of Operations

Mr. Lawetz has five years experience in Telecommunications engineering expertise and is in charge of managing the entire Client Services process.

MAXIME BRAZEAU,Director of Customer Service

Mr. Brazeau has five years experience in technical support and customer service at Bell Sympatico Broadband services.

Compliance With Section 16(a) of the Exchange Act.

For the fiscal year ending September 30, 2004, all of the Company's officers, directors and principal shareholders are delinquent in filing reports required under Section 16(a). Code of Ethics The Company has adopted a code of ethics which applies to its principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. A copy of the code is attached to this report as Exhibit 14.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Committees

There are currently no Board Committees in place.

Compensation of Board of Directors Members

George Metrakos is currently compensated $50,000 annually through our majority-owned subsidiary Teliphone Inc. Post-trading of the Company's stock, his overall base compensation will grow to $120,000 per year paid via the Company directly as President & CEO as well as a portion paid by the subsidiaries. He will also receive quarterly stock options, however, at the time of this prospectus filing, this has not been finalized. Any changes to his compensation will be pending board of directors' approval.

Mr. Robert Cajolet does not have a salary with the Company.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of the common stock as of September 30, 2005, by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and (iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1080 Beaver Hall, Suite 1555, Monreal, Quebec, Canada H2Z 158.

                                                        SHARES
PERCENT                                                 BENEFICIALLY
NAME                                 TITLE OF CLASS     OWNED (1)       CLASS(1)
--------------------------------------------------------------------------------
George Metrakos(2)                    Common            961,528         2.9%
Robert Cajolet(3)                     Common            1,250,000       3.8%
Officers and Directors as a Group
(2 Persons)                           Common            2,211,528       6.7%
United American Corp(4)               Common            25,737,785      78.2%

(1) Applicable percentage of ownership is based on 32,893,843 shares of fully diluted common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within sixty days of September 30, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) George Metrakos controls his stock through Metratech Business Solutions Inc.

(3) Robert Cajolet controls his stock through XIPE Management Corp.

(4) United American Corporation is a publicly traded company on the NASD OTCBB.UAMA. This company is the founder of Teliphone Inc. United American Corp. has granted its Proxy voting rights to the board of Teliphone. UAMA intends to pay a special dividend of Teliphone's shares to its shareholders once Teliphone is trading and is financially independent of its founding parent.

Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company.

Description of Securities.

Common Stock

Our authorized capital stock consists of 125,000,000 authorized shares of common stock, $.001 par value, of which 31,089,520 shares were outstanding as of September 1, 2005. The holders of our common stock are entitled to one (1) vote for each share on all matters voted on by stockholders, including the election of directors and, except as otherwise required by law, or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, exclusively possess all voting power.

Warrants

We currently do not have any warrants outstanding.

Warrant and Transfer Agent

Our transfer agent is:

Mountain Share Transfer, ATT: Beth Powell
1625 Abilene Drive
Broomfield, Colorado 80020

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION

PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Teliphone Corp., regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Teliphone Corp. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Certain Relationships And Related Transactions

Certain Related Party Transactions Within The Past Two Years. There are no certain transactions or have there been any proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of our company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in our Company.

Legal Matters

Joseph I. Emas, Attorney at Law, Miami, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

Accounting Matters

Michael Pollack, CPA, independent certified public accountants, have audited our consolidated financial statements at September 30, 2005 as set forth in their included report. Schwartz, Levitsky, Feldman LLP, independently certified public accountants, have audited our consolidated financial statements from September 30, 2004 and September 30, 2003 as set forth in its reports. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended September 30, 2005.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

Additional Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is HYPERLINK "http://www.sec.gov"

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

Description of Business

Company History; Organization Within the Last Five Years

Teliphone Corporation (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company. On August 18, 2006, we changed our name from OSK Capital II Corp. to Teliphone Corp.

As part of the merger and reorganization with Teliphone Inc., we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA. United American Corporation management now proposes to spin-off Teliphone Corp.

On October 12, 2004, Teliphone entered into a carrier agreement with XO Communications, Inc., ("XO") a Delaware corporation. This carrier agreement with XO provides us with the ability to purchase telephone numbers in any of thirty seven major metropolitan markets in the United States. Also under the terms of this carrier agreement with XO, we acquired the ability to purchase and utilize voice channels that XO maintains within the United States.

On November 13, 2004, we entered into an agreement with Ta-Daa High Speed Wireless. (Ta-Daa), a provider of wireless Internet access in various retails establishments located in Montreal, Quebec. Additional agreements were entered into for the same purpose on substantially the same terms with other providers of wireless Internet access in various retails establishments throughout Montreal, Quebec. On November 30, 2004, we entered into a similar agreement with Eye-In Inc. and also on March 10, 2005 we entered into a similar agreement with Experience Wifi Inc.

On November 3, 2004 we entered into a telecommunications services agreement with Kore Wireless Canada Inc. ("Kore"), a supplier of global systems for mobile communications ("GSM"). This agreement will enable us to offer a mobile phone that is compatible with both our VoIP network and a GSM network utilized for traditional cellular phone use.

On July 28, 2004, we entered into a distribution agreement with Distribution Car-Tel, Inc. ("Car-Tel") to provide our target market with a product that is compatible with our VoIP network.. During Q4 2004, unfortunately, our agreement with Car-Tel did not result in the volume of increased sales of our service that was originally contemplated. As a result, we terminated our agreement with Car-Tel, and sought to renew our efforts to build our retail distribution network in the Montreal, Quebec area.

On March 1, 2005, we entered into a distribution agreement with BR Communication Inc. ("BR") for the purpose accessing the retail consumer portion of our target market through retail and Internet-based sales. Under the terms of this agreement, BR was granted the exclusive right to distribute mobile or landline phones that utilize our VoIP network via Internet-based sales or direct sales to retail establishments in the territory consisting of the Province of Quebec in Canada exclusive of Sherbrooke, Quebec. This agreement was entered into for a term of two (2) years with automatic renewals for additional one year terms unless either party provides notice within 90 days of the initial two year term. This agreement is subject to termination upon the occurrence of specified events triggering default. BR will receive a pre-determined commission based upon sales of mobile or landline phones that utilize our VoIP network and revenues derived from retailer consumers who activated their VoIP service through distribution channels used by BR.

On March 11, 2005, we entered into a marketing and distribution agreement with Podar Enterprise ("Podar") of Mumbai, India. Podar is a distributor of telecommunications that will make mobile or landline phones that utilize our VoIP network available to consumers in Central, South, and East Asia, Eastern Europe, and parts of the Middle East. Under the terms of this agreement, Podar was granted the exclusive marketing and distribution rights for our products and services in India, China, Sri Lanka, United Arab Emirates, and Russia. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement. Accounts activated in any of the geographical markets serviced by Podar will be assigned a North American telephone number. For this reason, we anticipate that our target market in these geographical areas will be small and medium sized businesses that frequently transact business in North America.

Business Overview

Teliphone Corp. was initially incorporated in 1999 under the laws of the State of Nevada. Our principal executive offices are located at 4150 St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1. Our US office is located at 1224 Washington Avenue, Miami, Florida, 33139. Our telephone number is (514) 313-6010. The address of our website is "http://www.teliphone.us" www.teliphone.us.

Teliphone Corp. is a telecommunications company engaged in the development and deployment of next generation internet based telephony and mobile telephony communications. Our April 2005 merger and re-organization with Teliphone Inc., a global internet telephony service provider founded in August 2004, permitted us to focus on this high growth market segment effective.

As part of the merger and reorganization with Teliphone Inc., we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA. United American Corporation management now proposes to spin-off Teliphone. To complete the spin-off, management proposes to distribute Teliphone's 25,737,785 shares of common stock on a pro rata basis to its shareholders.

VoIP communications are carried as data packets and require a broadband Internet connection that has sufficient bandwidth to deliver uninterrupted data. As a result, broadband penetration has become a key driver of VoIP's expansion to date. We believe that as broadband adoption becomes even more prevalent worldwide, consumers will increasingly look to use their high-speed Internet connections for more of their voice, video and data communications. Many independent market research analysts believe that the growth rate in new VoIP subscribers over the next few years will exceed the growth rate for new broadband subscribers. Analysts have estimated that the approximately 0.9 to 1.5 million U.S. or North American consumer VoIP users in 2004 will grow to between
8.2 and 15.3 million by the end of 2007. As a leading provider of broadband telephone services using VoIP, we believe we are well positioned to benefit expected growth in this marketplace.

Teliphone is focused on the development and marketing of Voice over Internet Protocol (VoIP) solutions. VoIP means that technology used to send data over the internet is not being used to transmit voice as well through technology known as "packet switching". VoIP networks are significantly less capital intensive to construct and much less expensive to maintain and upgrade than traditional circuit-switched networks. Since VoIP networks are based on internet protocol, they can seamlessly and cost-effectively interface with the high technology, productivity-enhancing services shaping today's business landscape.

VoipNow.org reported that by 2006, more than 66% of Global 2000 companies will implement VoIP. As the VoIp market rapidly expands in North America, the largest VoIp players, the cable companies, are battling with the incumbent telecommunications companies and new VoIp independents principally for the residential phone market. Our Company has marked a larger market for is services, leveraging its VoIP network to also include small business VoIP services and wholesale services in addition to replacement of standard residential phone services. To achieve its goals for development, Teliphone has successfully entered into various carrier agreements, telecommunications services agreements with wireless internet access providers and various retail and distribution agreements.

The Company has achieved significant growth and development in its product and services and intends to use the proceeds from this offering to fund the growth of its marketing and sales initiatives. Since its creation in August, 2004, Teliphone has been focused on the development and marketing of Voice over Internet Protocol (VoIP) solutions. VoIP means that the technology used to send data over the Internet is now being used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over a decentralized network and when they reach the final destination, they're reassembled into the original message.

VoIP allows a much higher volume of telecommunications traffic to flow at much higher speeds than traditional circuits do, and at a significantly lower cost. VoIP networks are significantly less capital intensive to construct and much less expensive to maintain and upgrade than legacy networks or what is commonly referred to as traditional circuit-switched networks. Since VoIP networks are based on internet protocol, they can seamlessly and cost-effectively interface with the high-technology, productivity-enhancing services shaping today's business landscape. These networks can seamlessly interface with web-based services such as virtual portals, interactive voice response (IVR), and unified messaging packages, integrating data, fax, voice, and video into one communications platform that can interconnect with the existing telecommunications infrastructure.

Initially, we sought to provide retail consumers and small and medium sized companies with a mobile or landline phone that utilizes VoIP as opposed to traditional cell phone technology. A mobile phone that is connected to a Wi-Fi router, which is interconnected to a hi-speed Internet modem, cable or ADSL transmits telephone calls by connecting to the Internet using a high-speed Internet connection. Use of this technology offers large savings to consumers because a majority of the telephone call is now being transmitted over the Internet replacing what was previously an established telecommunication line. When a VoIP network is utilized, an established telecommunication line is only utilized to transmit the call from our servers to the termination point of a call. The VoIP network is utilized with intellectual property to transmit the call from its origination point to our servers. The ability to minimize the use of established telecommunication lines reduces the cost of transmitting telephone calls. As a result, our ability to strategically establish computer servers in specified geographical areas will maximum the cost-savings benefit to those that utilize our service.

Teliphone, as it was formed as a wholly-owned subsidiary of its majority shareholder, United American Corporation has the main purpose of handling the origination, management, and billing of calls. Teliphone also handles servicing and providing businesses and individuals with a mobile or landline phone to access our VoIP network. The management of calls refers to the routing of calls from the origination point to the termination point. The billing of calls refers to the collection of charges for utilization of our VoIP network.

Our overall corporate strategy is to build a subscriber base of both residential and business customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies. Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

Prior to its acquisition by the Company, Teliphone, Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. During this time, Teliphone had also expanded its network in order to offer services outside of the Province of Quebec, mainly in the Province of Ontario and the State of New York.

Teliphone Inc., a wholly-owned subsidiary, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco Communications") entered into an agreement (the "Agreement") on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone's issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006.

Teliphone also agreed to make available to the customers of Intelco Communications certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco Communications will receive additional shares of class A voting common stock of Teliphone for the difference in the value between $144,000 and the total payments credited back to Teliphone. The maximum amount of additional shares that can be issued to Intelco Communications after the twelve month period is an additional 8.34% of Teliphone's issued and outstanding shares. In the event that the total payments credited back to Teliphone exceeds $144,000, Intelco Communications will not be entitled to the issuance of any additional shares of Teliphone common stock.

In November of 2007, we will launch CallOnA.com, a new and innovative web-based calling system which will permit us to expand our revenues into the on-line web advertising space. At the time of filing this prospectus, we are in beta testing of this new product. We intend to form a wholly owned subsidiary who will continue to develop and to commercialize this new product.

Products and Services

The Company is an Internet telecommunications (VoIP) company that offers value-added telecommunications services to Residential and small office / home office (SOHO) Business customers.

VoIP phone market

The VoIP market is currently experiencing a rapid growth in North America, however, penetration rates are still relatively low. The largest VoIP players, the cable companies (Such as Videotron, Rogers and Shaw in Canada and CableVision in the US) are battling with the incumbent telecommunications companies (AT&T, Verizon, Bell, Telus, etc.) and new VoIP independents (Vonage,
AOL) principally for the residential phone market. This market is estimated by the ITU to be valued at over 4B$ by 2008.

Services sold direct to customer (Retail)

teliPhone Mobile VoIP and Single Point of Contact services (MobilNation)

This service is an entry-level service targeting both residential and business mobile phone users. This service does not require broadband internet access nor any additional equipment for the Company to finance. Users pay a fixed monthly fee of $9.95 per month and receive a teliPhone number where they are provided options to re-direct the incoming call to numerous phones, enhanced voice-mail, as well as the ability to add virtual numbers from other cities ($4.95 per month), eliminating inbound long distance charges to their calling parties.

Customers can also benefit from reduced VoIP long distance charges by utilizing the Company's multiple dial-up numbers from various cities in the US & Canada. This transfers the customer's long distance charges from their cellular provider to us- the customer pays only local air time to their cellular provider and is not required to enter a PIN # to benefit. Average revenues are estimated at $10.00 per month.

These services are marketed primarily over the Internet and will be introduced in 2007Q1 to The Company's Retail sales points.

Unlike the residential phone market which has a current universe of 32M customers who have a landline and broadband internet access , the universe of the market for Mobile VoIP and Single Point of Contact services is over 160M customers in North America who have cellular phones and are looking to decrease roaming charges and long distance charges.

teliPhone Residential VoIP service

The Company will continue to focus on its residential phone service in the Central Canada market (Ontario and Quebec). Average revenues per customer are $30.00 per month. While competition in this market is strong, the Company offers value-added services that the local cable phone providers, leaders in the Canadian VoIP market, such as:

-Virtual numbers from other cities around North America -Wireless VoIP handsets

-Function independent of the Internet Service Provider (Cable companies allow users to use their VoIP service on their network only).

- Sale of service predominantly through cellular phone stores, providing demos, personalized service and in-store activation.

- Competitive pricing without the need for bundling services

The Canadian Telco's are currently regulated, such that they cannot offer VoIP at reduced prices, leaving the market open to the Cable Co's and the independents to grow.

teliPhone Small business VoIP services

During 2005Q3, The Company began to target Small and Medium sized business clients with an expanded version of its offering. Average revenues per customer in this segment are $400. The Company markets these services primarily through its telecom interconnection resellers, who have existing customer relationships in this segment.

Teliphone has also developed and integrated new software permitting the replacement of traditional auto-attendant and office telephony systems. The Company is currently finalizing its beta trials and will introduce to the market through its interconnection re-seller base in 2007Q1.

Wholesale Services

Teliphone will sell its technology and overflow network capacity to other partners in order to benefit from.2. lower costs of operation and increased revenues. Significant advantages to wholesale operations include the lack of inventory investment by Teliphone in order to acquire new customers, along with the reduced costs to service the customers, since wholesale partners remain as first level technical support to their clients. Some wholesale partnerships to date include:

- Podar Enterprises (www.podarenterprise.com), a technology firm based in Mumbai, India who is in now developing sales channels through local Internet Service Providers in India

- Mobality, (www.mobality.com), a long distance termination company who will market VoIP services to primarily business clients who they currently do business with.

- Preliminary Letter of Intent agreed upon by a major small and medium sized business supplier with significant experience in the telecommunications sector, totaling thousands of clients in the central Canada (provinces of Ontario and Quebec) region.

- Additional discussions with telecommunications re-sellers with existing client bases are in process.

CallOnA.com

CallOnA.com is a web-based service permitting users to register for a free account in order to place long distance calls over our VoIP network for free or very little cost. The objective of this new service is to produce a significant amount of website visits in order to increase the promotional value of the website on the basis of CPM ("Cost per 1000 impressions", a banner advertising method to produce revenues based on the number of visits to a specific page that an advertiser has promotional presence), CPC ("Cost per Click", a price that is paid to CallOnA.com by the advertiser should the user actually click on the advertising link in order to visit the advertisers website) and "CPCall" (CPCall is a new and innovative method that is proprietary to CallOnA that permits, at the click of the user, to be connected to the advertiser over the telephone.

The CPCall industry is anticipated to grow from its current size of $60M in 2006 to $3.7B by 2010 according to research firm The Kelsey Group.

CallOnA.com is a global communications engine that will permit the Company to complement its service-based revenues with advertising revenues. It is anticipated that the Company will form a new wholly-owned subsidiary to manage this aspect of the business. Our target market is people who would like to ensure confidentiality in their communications (ex. Dating websites), in-bound customer service call centers of large corporations looking to enhance their customer experience through the addition of a "click to call" button on the website instead of merely "click to chat", as well as consumer and businesses who are looking to reduce their long distance fees for their local and mobile phone service.

Industry Overview

One of the outgrowths from the rapid deployment of broadband connectivity in the United States and abroad has been the accelerated adoption of VoIP. VoIP is a technology that enables voice communications over the Internet through the conversion of voice signals into data packets. The data packets are transmitted over the Internet and converted back into voice signals before reaching their recipient. The Internet has always used packet-switched technology to transmit information between two communicating terminals. For example, packet switching allows a personal computer to download a page from a web server or to send an e-mail message to another computer. VoIP allows for the transmission of voice signals over these same packet switched networks and, in doing so, provides an alternative to traditional telephone networks.

VoIP technology presents several advantages over the technology used in traditional wireline telephone networks that enable VoIP providers to operate with lower capital expenditures and operating costs while offering both traditional and innovative service features. Traditional networks, which require that each user's telephone be connected to a central office circuit switch, are expensive to build and maintain. In contrast, VoIP networks route calls over the Internet using either softswitches or software, both of which are less expensive than circuit switches. In addition, traditional wireline networks use dedicated circuits that allot fixed bandwidth to a call throughout its duration, whether or not the full bandwidth is being used throughout the call to transmit voice signals. VoIP networks use bandwidth more efficiently, allocating it based on usage at any given moment. VoIP technology also presents the opportunity to offer customers attractive features that traditional telephone networks cannot easily support, such as online call management and self-provisioning (the ability for customers to change or add service features online).

Traditional telephone companies originally avoided the use of VoIP networks for transmitting voice signals due to the potential for data packets to be delayed or lost, preventing real-time transmission of the voice data and leading to poor sound quality. While a delay of several seconds in downloading a webpage or receiving an e-mail generally is acceptable to a user, a delay of more than a millisecond during a live, two-way voice conversation is not satisfactory. Original VoIP services, which were pioneered in the mid-1990s, were typically only PC-to-PC, requiring two personal computers to be in use at the same time. Early international calling card services, which allowed users to dial abroad for significantly discounted rates, also relied on a form of VoIP technology. These initial VoIP services often suffered from dropped calls, transmission delays and poor sound quality because of bandwidth limitations. As a result, VoIP initially developed a poor reputation for service quality relative to traditional fixed line telephone service. Subsequent increases in bandwidth, driven by increased broadband penetration, and improvements in packet switching, signaling, and compression technology have significantly enhanced the quality and reliability of VoIP calls.

Today, VoIP technology is used in the backbone of many traditional telephone networks, and VoIP services are offered to residential and business users by a wide array of service providers, including established telephone service providers. These VoIP providers include traditional local and long distance phone companies, established cable companies, Internet service providers and alternative voice communications providers.

While all of these companies provide residential VoIP communications services, each group provides those services over a different type of network, resulting in important differences in the characteristics and features of the VoIP communications services that they offer. Traditional wireline telephone companies offering VoIP services to consumers do so using their existing broadband DSL networks. Similarly, cable companies offering VoIP communications services use their existing cable broadband networks. Because these companies own and control the broadband network over which the VoIP traffic is carried between the customer and public switched telephone network, they have the advantage of controlling a substantial portion of the call path and therefore being better able to control call quality. In addition, many of these providers are able to offer their customers additional bandwidth dedicated solely to the customer's VoIP service, further enhancing call quality and preserving the customer's existing bandwidth for other uses. However, these companies typically have high capital expenditures and operating costs in connection with their networks. In addition, depending on the structure of their VoIP networks, the VoIP services provided by some of these companies can only be used from the location at which the broadband line they provide is connected.

Like traditional telephone companies and cable companies offering VoIP services, alternative voice communications providers also connect their VoIP traffic to the public switched telephone network so that their customers can make and receive calls to and from non-VoIP users. Unlike traditional telephone companies and cable companies, however, alternative voice communications providers do not own or operate a private broadband network. Instead, the VoIP services offered by these providers use the customer's existing broadband connection to carry call traffic from the customer to their VoIP networks. These companies do not control the "last mile" of the broadband connection, and, as a result, they have less control over call quality than traditional telephone or cable companies do. However, these companies have the operating advantage of low capital expenditure requirements and operating costs.

Internet service providers generally offer or have announced intentions to offer VoIP services principally on a PC-to-PC basis. These providers generally carry their VoIP traffic for the most part over the public Internet, with the result that VoIP services are often offered for free, but can only be used with other users of that provider's services. Many of these providers offer a premium service that allows customers to dial directly into a public switched telephone network. In addition, while no special adapters or gateways are required, often customers must use special handsets, headsets or embedded microphones through their computers, rather than traditional telephone handsets.

Competitive Strengths

VoIP as replacement residential service has already become a crowded marketplace. Competitors mentioned above are deeply discounting their service in order to acquire clients, investing on average 9-15 months of revenue per client on acquisition costs, due to marketing expenses as well as subsidies for startup equipment.

The Company, since its inception, has viewed a larger market for its services, leveraging its VoIP network for more than just replacement of standard phone service. Its product strategy is as follows:

Teliphone Residential VoIP service

The company offers value added services that the local cable phone providers cannot such as:

virtual  numbers from other cities around North America
-wireless VoIP handsets
-function independent of the ISP
Sale of service predominantly through cellular phone stores, providing demos, personalized service and in store activation
Competitive pricing without the need to bundle services

Teliphone Small business VoIP services

Teliphone has also developed and integrated new software permitting the replacement of traditional auto-attendant and office telephony systems.

Wholesale Services

Significant advantages to wholesale operations include the lack of inventory investment by Teliphone in order to acquire new customers, along with the reduced costs to service the customers, since wholesale partners remain as first level technical support to their clients.

In addition, we believe we have the following strengths:

Attractive customer value proposition
Strong,  strategic partnerships for global distribution
Innovative, low-cost technology platform

Growth Strategies

Our overall corporate strategy is to build a subscriber base of both residential and business customers who purchase telecommunications services on a monthly basis. We also intend to market wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies.

Our principal strategies include growth in the following market segments:

-Expand growth in Canadian Retail and Business sectors
-Distribution  to  residential   clients  through  retail  points  of  sale  and
independent re-sellers
-Distribution to business clients through telecommunications interconnection companies and business wholesalers

-Develop the US Consumer market segment focusing on displaced ex-patriot market segment
-Distribution through white-label partnerships principally focused on web-based sales and independent resellers.
-Take advantage of strong growth in developing international markets -Distribution to residential and business clients through internet service provider partners in India, China, Russia, Sri Lanka and United Arab Emirates -Distribution to residential and business clients through white-label partnerships in the Caribbean, African-Francophone nations and France.

-Continue to develop our web-based product offering in order to acquire customers in a market segment where customer acquisition costs are significantly lower than in traditional VoIP residential and consumer offerings.

-Compliment our service and hardware based revenues with web-based promotion and advertising revenues through the increase in traffic on our CallOnA.com website.

Phase 1- Development - September 2004 to September 2005 (COMPLETE)

-Development of a proof-of concept platform for VoIP calling services

- Migration to a highly scalable,  production platform
- Develop a strong Retail Distribution Channel in the local market
- 62 retail points of sale, including over 200 trained sales representatives
- Establish a 1,000 customer base in order to streamline and perfect order management, provisioning, billing and customer service.
- Establish a framework to work with International partners in order to expand market reach through Joint Venture.

Phase 2- Expansion of service model, leverage existing network - November 2005 to September 30, 2006 (BRIDGE)

- Achieve Cash Flow Positive Operations within 12 month timeline
- Complete IPO on the NASD OTCBB exchange
- Execute Web-based marketing campaign o Expand network reach to Europe, Asia

Phase 3- Customer growth, equipment acquisition, integration to MVNO - May 2006 to 2007

- Grow customer base organically and through acquisition of smaller players
- Intensive partnerships and R&D activities in the emerging VoIP-MVNO segment
- Begin to market at the retail level as the first Canadian MVNO-VoIP carrier

NOTE: MVNO, or Mobile Virtual Network Operators, purchase local air-time minutes from Tier 1 cellular carriers at the wholesale level. Equipment, such as the Mobile SIP Exchange, permits a gateway to handoff cellular calls to VoIP calls.

Phase 4- Expansion as MVNE to Tier 1 & 2 international carriers - 2007 +

- The Company will move to solution sale revenues with monthly royalties to complement its retail and wholesale operations.

NOTE: MVNE, or Mobile Virtual Network Enabler, will permit The Company to leverage existing Tier 1 carriers' customer base by offering value added technology and services to the larger, established players. This positioning will strengthen The Company as consolidation will occur.

Advertising and Marketing

At this stage our of business plan, we were successfully able to provide businesses and individuals with the ability to utilize our VoIP network to transmit communications through the use of a mobile and landline phone that connects to the Internet. Our ability to grow beyond the Montreal, Quebec geographical area was inhibited at this point because we were only were able to provide our consumers with telephone numbers that contained Canadian area codes. Consumers generally desire area codes for the telephone numbers they are assigned which are consistent with the geographical area where they primarily conduct business or reside.

In recognition of this limitation, our management entered into a carrier agreement with XO Communications, Inc.("XO"), a Delaware corporation, on October 12, 2004. This carrier agreement with XO provides us with the ability to purchase telephone numbers in any of thirty seven (37) major metropolitan markets in the United States. As a result, we are capable of providing our service to consumers in any of these major metropolitan markets in the United States and each consumer could now be assigned a telephone number with a local area code.

Also under the terms of this carrier agreement with XO, we acquired the ability to purchase and utilize voice channels that XO maintains within the United States. The ability to purchase and utilize these voice channels is beneficial to our consumers that originate calls that terminate in the United States. Use of these voice channels enables us route calls to their termination point without utilizing carriers outside of our network that would likely charge higher fees to route the call to its termination point. This completion of the carrier agreement with XO further established our VoIP network and positioned us with the ability to compete with other providers of VoIP in certain major metropolitan markets in the United States.

Our management identified that another limitation of our service is that access to our VoIP network requires individuals or businesses to utilize a mobile and landline phone that connects to the Internet. Traditional cellular phones do not require an Internet connection for their utilization. As a result, users of traditional cellular phones can physically be more mobile while maintaining telephone service. In contrast, the mobility of our consumers is limited to areas where an Internet connection can be maintained. Our management concluded that the appeal of our service will be enhanced by broadening the physical areas in which our consumers can utilize their mobile phone while maintaining service. To broaden the physical areas in which our consumers can utilize their mobile phone, our management began to negotiate agreements with retail establishments that have a Wi-Fi router. A Wi-Fi router is interconnected to a hi-speed Internet modem, cable or ADSL enabling telephone calls made in their retail establishment to connect to the Internet. As a result, our consumers would be able access our VoIP network through the use their mobile phone when physically present in a particular retail establishment.

On November 13, 2004, we entered into an agreement with Ta-Daa High Speed Wireless. (Ta-Daa), a provider of wireless Internet access in various retails establishments located in Montreal, Quebec. At the present time, our consumers do not incur any additional cost for originating calls from these cafes. Additional agreements were entered into for the same purpose on substantially the same terms with other providers of wireless Internet access in various retails establishments throughout Montreal, Quebec. On November 30, 2004, we entered into a similar agreement with Eye-In Inc. and also on March 10, 2005 we entered into a similar agreement with Experience Wifi Inc.

In an attempt to further broaden the physical areas in which our consumers can utilize their mobile phone, we entered into a telecommunications services agreement on November 3, 2004 with Kore Wireless Canada Inc. ("Kore"), a supplier of global systems for mobile communications ("GSM"). This agreement will enable us to offer a mobile phone that is compatible with both our VoIP network and a GSM network utilized for traditional cellular phone use. Our consumers will benefit because they will now be able to utilize one mobile phone that integrates the use of both a VoIP and GSM network resulting in an expanding coverage area for mobile phones which we provide service to. When an Internet connection cannot be maintained, calls can still be placed using traditional cellular phone technology. For our consumers that utilize this service, we have the ability to integrate into a single bill charges for calls placed utilizing both the VoIP and GSM networks. Prior to this agreement with Kore, we were unable to offer phone service to consumers at times when they did not maintain an Internet connection.

Once the requisite infrastructure was in place and operational, we sought to establish agreements and incentives for retailers of telephone products to make available to retail consumers and small and medium sized companies a mobile or landline phone that utilizes our VoIP network. In furtherance of this objective to provide our target market with a product that is compatible with our VoIP network, we entered into a distribution agreement with Distribution Car-Tel, Inc. ("Car-Tel") on July 28, 2004. During Q4 2004, unfortunately, our agreement with Car-Tel did not result in the volume of increased sales of our service that was originally contemplated. As a result, we terminated our agreement with Car-Tel, and sought to renew our efforts to build our retail distribution network in the Montreal, Quebec area.

We succeeded in meeting our objectives when we entered into a distribution agreement with BR Communication Inc. ("BR") on March 1, 2005, for the purpose accessing the retail consumer portion of our target market through retail and Internet-based sales. Under the terms of this agreement, BR was granted the exclusive right to distribute mobile or landline phones that utilize our VoIP network via Internet-based sales or direct sales to retail establishments in the territory consisting of the Province of Quebec in Canada exclusive of Sherbrooke, Quebec. This agreement was entered into for a term of two (2) years with automatic renewals for additional one year terms unless either party provides notice within 90 days of the initial two year term. This agreement is subject to termination upon the occurrence of specified events triggering default. BR will receive a pre-determined commission based upon sales of mobile or landline phones that utilize our VoIP network and revenues derived from retailer consumers who activated their VoIP service through distribution channels used by BR.

As a result of this agreement, BR Communications Inc. has succeeded in building a distribution network of over 70 points of retail sale, telemarketing sales partners and small business telecommunications interconnect companies. This distribution network is the current driver of our new customer acquisition in the retail segment of our business.

On March 11, 2005, we continued our attempt to build an international VoIP network by entering into a marketing and distribution agreement with Podar Enterprise ("Podar") of Mumbai, India. Podar is a distributor of telecommunications that will make mobile or landline phones that utilize our VoIP network available to consumers in Central, South, and East Asia, Eastern Europe, and parts of the Middle East. Under the terms of this agreement, Podar was granted the exclusive marketing and distribution rights for our products and services in India, China, Sri Lanka, United Arab Emirates, and Russia. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement. Accounts activated in any of the geographical markets serviced by Podar will be assigned a North American telephone number. For this reason, we anticipate that our target market in these geographical areas will be small and medium sized businesses that frequently transact business in North America.

Sales and Distribution Network

Retail outlets include cellular phone and computer related stores. Teliphone focuses on smaller outlets and chains due to their attention to the customer, as well as the individual focus of in-store service activation. As a model, Teliphone has successfully built a retail sales channel in Montreal comprised of over 60 store fronts and independent re-sellers.

Web-based sales will be enhanced through Teliphone's 2005Q4 launch of a comprehensive media and promotion campaign with Smart Media Works, forming strategic marketing alliances with Lycos.ca, Destina.ca (Air Canada travel site) and Ticket-In-Box.com events listing. This will be the primary distribution channel to increase the traffic on our CallOnA.com website.

Teliphone and Smart Media Works will build a VoIP-centric website and leverage the affiliate programs on the websites listed above. This will permit a large web-based promotion campaign which will guide customers to the Teliphone purchase process.

Trademarks and Patents

We do not own, legally or beneficially, any patent or trademark.

Intellectual Property

The VoIP network is utilized with intellectual property to transmit the call from its origination point to our servers. The ability to minimize the use of established telecommunication lines reduces the cost of transmitting telephone calls.

Competition

The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. Since there are few, if any, substantial barriers to entry, except in those markets that have not been subject to governmental deregulation, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

Our use of VoIP technology and our proprietary systems and products enables us to provide customers with competitive pricing for telecommunications services. Nonetheless, there can be no assurance that we will be able to successfully compete with major carriers in present and prospective markets. While there can be no assurances, we believe that by offering competitive pricing we will be able to compete in our present and prospective markets.

We rely on specialized telecommunications and computer technology to meet the needs of our consumers. We will need to continue to select, invest in and develop new and enhanced technology to remain competitive. Our future success will also depend on our operational and financial ability to develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our business is highly dependent on our computer and telephone equipment and software systems, the temporary or permanent loss of which could materially and adversely affect our business.

Existing and Probable Governmental Regulation

Overview of Regulatory Environment

Traditional telephone service has historically been subject to extensive federal and state regulation, while Internet services generally have been subject to less regulation. Because some elements of VoIP resemble the services provided by traditional telephone companies, and others resemble the services provided by Internet service providers, the VoIP industry has not fit easily within the existing framework of telecommunications law and until recently, has developed in an environment largely free from regulation.

The Federal Communications Commission, or FCC, the U.S. Congress and various regulatory bodies in the states and in foreign countries have begun to assert regulatory authority over VoIP providers and are continuing to evaluate how VoIP will be regulated in the future. In addition, while some of the existing regulation concerning VoIP is applicable to the entire industry, many rulings are limited to individual companies or categories of service. As a result, both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Regulatory Classification of VoIP Services

On February 12, 2004, the FCC initiated a rulemaking proceeding concerning the provision of VoIP and other services, and applications utilizing Internet Protocol technology. As part of this proceeding, the FCC is considering whether VoIP services like ours should be classified as information services, or telecommunications services. We believe our service should be classified as information services. If the FCC decides to classify VoIP services like ours as telecommunications services, we could become subject to rules and regulations that apply to providers of traditional telephony services. This could require us to restructure our service offering or raise the price of our service, or could otherwise significantly harm our business.

While the FCC has not reached a decision on the classification of VoIP services like ours, it has ruled on the classification of specific VoIP services offered by other VoIP providers. The FCC has drawn distinctions among different types of VoIP services, and has concluded that some VoIP services are telecommunications services while others are information services. The FCC's conclusions in those proceedings do not determine the classification of our service, but they likely will inform the FCC's decision regarding VoIP services like ours.

In Canada, the Canadian Radio-Television Commission (CRTC) is the regulating body who has set guidelines that our subsidiary, Teliphone, must meet. These guidelines center around 9-1-1 calling services and other services that are normally available to subscribers of traditional telephony services. Teliphone has met these requirements in its product offering.

An additional element of Canadian regulation is that the incumbent providers, Bell Canada (Central and Eastern Canada) and Telus (Western Canada), who in 2004 controlled over 98% of the Business and Residential phone lines, are not able to reduce their prices to meet the newly offered reduced price options of independent VoIP and Cable phone companies. This regulation permitted independents such as Teliphone to provide their VoIP phone service without fear of anti-competitive activity by the incumbents. The CRTC has recently ruled that they will permit the reduction of pricing by the incumbent carriers once a 25% market share has been attained by the upstart phone service providers. Effective March 2005, there is a penetration of 10% of phone services by up-start VoIP providers. Teliphone views its long term strategy outside of just residential phone service, through the availability of international phone numbers to global clients, thereby creating an international product offering, a strategy that is very different from the geographically limited incumbent carriers.

VoIP E-911 Matters

On June 3, 2005, the FCC released an order and notice of proposed rulemaking concerning VoIP emergency services. The order set forth two primary requirements for providers of "interconnected VoIP services" such as ours, meaning VoIP services that can be used to send or receive calls to or from users on the public switched telephone network.

First, the order requires us to notify our customers of the differences between the emergency services available through us and those available through traditional telephony providers. We also must receive affirmative acknowledgment from all of our customers that they understand the nature of the emergency services available through our service. Second, the order requires us to provide enhanced emergency dialing capabilities, or E-911, to all of our customers by November 28, 2005. Under the terms of the order, we are required to use the dedicated wireline E-911 network to transmit customers' 911 calls, callback number and customer-provided location information to the emergency authority serving the customer's specified location.

International Regulation

The regulation of VoIP services is evolving throughout the world. The introduction and proliferation of VoIP services have prompted many countries to reexamine their regulatory policies. Some countries do not regulate VoIP services, others have taken a light-handed approach to regulation, and still others regulate VoIP services the same as traditional telephony. In some countries, VoIP services are prohibited. Several countries have recently completed or are actively holding consultations on how to regulate VoIP providers and services. We primarily provide VoIP services internationally in Canada.

Canadian Regulation

Classification and Regulation of VoIP Services.

The Telecommunications Act governs the regulation of providers of telecommunications services in Canada. We are considered a telecommunications service provider rather than a telecommunications common carrier. Telecommunications service providers are subject to less regulation than telecommunications common carriers, but do have to comply with various regulatory requirements depending on the nature of their business.

On May 12, 2005, the Canadian regulator, the CRTC, stated that VoIP services permitting users to make local calls over the public switched telephone networks will be regulated by the same rules that apply to traditional local telephone services. Because we are not a telecommunications common carrier, we will not be subject to such regulation. Under the CRTC's decision, however, we are required to register as a local VoIP reseller in order to obtain access to certain services from other telecommunications providers.

The CRTC's May 12, 2005 decision provided that VoIP providers who are registered as local VoIP resellers will be able to obtain numbers and portability from Canadian local exchange carriers, but will not be able to obtain numbers directly from the Canadian Numbering Administrator or to have direct access to the local number portability database. The CRTC's decision also identified other obligations of VoIP providers, such as contributing to a national service fund, complying with consumer protection, data and privacy requirements, and providing access for the disabled. The details of these requirements have been referred to industry groups for further study. Certain aspects of the decision are the subject of pending appeals by other Canadian VoIP providers. We do not know what requirements will ultimately be imposed nor the potential cost that compliance may entail. The CRTC found that it is technically feasible for VoIP providers to support special services for hearing-impaired customers.

Provision of 911 Services.

On April 4, 2005, the CRTC released a ruling requiring certain providers of VoIP services, like us, to provide interim access to emergency services at a level comparable to traditional basic 911 services by July 3, 2005 or such later date as the CRTC may approve on application by a service provider. Under the interim solution adopted by the regulator for the provision of VoIP 911 services, customers of local VoIP services who dial 911 will generally be routed to a call center, where agents answer the call, verbally determine the location of the caller, and transfer the call to the appropriate emergency services agency. VoIP service providers are also required to notify their customers about any limitations on their ability to provide 911 services in a manner to be determined.

Since July 2005, Teliphone has complied with these regulations by partnering with a PSAP (Primary Service Access Point) which serves to verify the customer location and forward the call to the respective Municipal 9-1-1 center for assistance. This service therefore permits Teliphone's customers to have access to 9-1-1 services irrespective of their physical location, anywhere in the Continental US & Canada. This service is of significance as VoIP permits customers to utilize their phone anywhere a high-speed internet connection exists and can therefore be located outside of their local city when requiring 9-1-1 services.

Other Foreign Jurisdictions

Our operations in foreign countries must comply with applicable local laws in each country we serve. The communications carriers with which we associate in each country is licensed to handle international call traffic, and takes responsibility for all local law compliance. For that reason we do not believe that compliance with the laws of foreign jurisdictions will affect our operations or require us to incur any significant expense.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Our Employees

BENOIT RATTHE, Director of Sales

Mr. Ratthe has fifteen years experience in retail sales of Telecommunications services with Rogers Communications, Canada's largest cellular phone provider, where he acted as Director of Retail Sales operations for the province of
Quebec. Benoit leads a team of 60 independent re-sellers and 6 Telecommunications interconnection re-sellers for the residential and business segments. He also leads 2 sales representatives. Mr. Ratthe works with us under the BR Communications Inc. sales mandate.

BRENDAN MIROTCHNICK, Director of Product Development

Mr. Mirotchnick has eight years of experience in high-tech telecom domain and is responsible for the automated back-office billing. Mr. Mirotchnick has worked in the telecommunications and IT domain with companies such as Nokia, Macmillan publishing and iPhonia. His team includes a part time programmer.

BENJAMIN LAWETZ, Director of Operations

Mr. Lawetz has five years experience in Telecommunications engineering expertise and is in charge of managing the entire Client Services process.

MAXIME BRAZEAU, Director of Customer Service

Mr. Brazeau has five years experience in technical support and customer service at Bell Sympatico Broadband services.

Through Teliphone Inc.., our principal operating subsidiary, we currently employ 8 employees. They are located in Quebec, Canada. We have employment contracts with many of our employees. None of our employees are covered by a collective bargaining agreement, and we believe our employee relations are good.

Our Facilities

Retail outlets

Our company's retail outlets include cellular phone and computer related stores. Teliphone has successfully built a retail sales channel in Montreal comprised of over 60 store fronts and independent re-sellers.

Managements Discussion and Analysis of Financial Condition Plan of Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and the notes thereto and other financial information included elsewhere in this Annual Report on Form 10-KSB. This Annual Report, including the following Management's Discussion and Analysis, and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward-looking statements which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and are subject to risks, uncertainties, assumptions and other factors relating to our industry and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made in our Filings. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.

Teliphone Corp. (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

As part of the merger and reorganization with Teliphone Inc., we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol
UAMA. United American Corporation management now proposes to distribute its holdings in Teliphone Corp.

Our overall corporate strategy is to build a subscriber base of both residential and business customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

Prior to its acquisition by the Company, Teliphone, Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. During this time, Teliphone had also expanded its network in order to offer services outside of the Province of Quebec, mainly in the Province of Ontario and the State of New York.

Results of Operations

Fiscal Year End September 30, 2005

The Company's balance sheet as of September 30, 2005, the Company had assets consisting of accounts receivable in the amount of $63,063, income tax receivable (Canadian Research and Development Tax Credits) of $16,502, inventory of $32,468 and prepaid expenses of 22,621, but no cash. The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and has recorded the full value of the stock issued for services as a general, selling, and administrative expense. Consequently, the Company's balance sheet as of September 30, 2005 reflects a deficit accumulated of ($720,920) and a stockholders deficit of ($359,033).

The Company recorded sales of $183,253 for the year ended September 30, 2005 as compared to $3,447 for the period August 27, 2004 through September 30, 2004. The Company's cost of sales were $447,752 for the year ended September 30, 2005 compared to $574 for the period August 27, 2004 through September 30, 2004, primarily as a consequence of an increase in sales and related costs, specifically the cost of purchasing inventory. The Company's aggregate operating expenses were $415,520 for the year ended September 30, 2005 compared to $28,956 for the period August 27, 2004 through September 30, 2004. As a result, the Company had a net loss of ($691,390) for the year ended September 30, 2005 compared to a net loss of ($29,530) for the period August 27, 2004 through September 30, 2004.

Three and Nine Months Ended June 30, 2006 Compared to Three and Nine Months Ended June 30, 2005

The Company's condensed consolidated balance sheet as of the nine months ended June 30, 2006, had assets consisting of accounts receivable in the amount of $25,770, income tax receivable (Canadian Research and Development Tax Credits) of $17,191, inventory of $15,862 and prepaid expenses of $10,142, fixed assets of $127,537, but no cash. The Company has expended its cash in furtherance of its business plan, including expenditure of funds to pay legal and accounting expenses. Consequently, the Company's condensed consolidated balance sheet as of June 30, 2006 reflects an accumulated deficit of ($978,937) and a stockholders' deficit of ($653,691).

The Company recorded sales of $95,994 for the three months ended June 30, 2006 as compared to $82,416 for the three months ended June 30, 2005 and sales of $290,723 for the nine months ended June 30, 2006 as compared to $161,228 for the nine months ended June 30, 2005. The increase in sales is primarily due to increased sales in the small business segment in our domestic market.

The Company's cost of sales were $89,235 for the three months ended June 30, 2006 as compared to $50,900 for the three months ended June 30, 2005 and $296,076 for the nine months ended June 30, 2006 as compared to $205,084 for the nine months ended March 31, 2005, primarily as a consequence of an decrease in the cost of purchasing inventory. We have moved to outsourced fulfillment and provisioning of our device hardware and therefore stock inventory on an as needed basis in order to fulfill our re-seller demand.

The Company's aggregate operating expenses were $84,686 for the three months ended June 30, 2006 as compared to $107,085 for the three months ended June 30, 2005 and $329,001 for the nine months ended June 30, 2006 as compared to $250,362 for the nine months ended June 30, 2005, primarily as a consequence of reduction of costs attributed to the building of our domestic sales distribution channel and a decrease in promotion during the period. Likewise, the Company is able to recover operating costs such as office supplies expenses, rent, etc. from its parent company, United American Corporation, who share office space with the Company.

Interest expense for the three months ended June 30, 2006 and three months ended June 30, 2005 was ($391) and ($6,602) respectively. Interest expense for the nine months ended June 30, 2006 and June 30, 2005 was ($10,320) and ($2,302) respectively.

The Company had a net loss of for the three months ended June 30, 2006 of ($79,972) as compared to ($82,171) for the three months ended June 30, 2005 and ($258,017) for the nine months ended June 30, 2006 as compared to ($383,177) for the nine months ended March 31, 2005, primarily as a consequence of further reduction of costs attributed to our telecommunications network and our operating expenses along with an increase in sales in our domestic market.

Plan of Operations and Need for Additional Financing

The Company's plan of operations for most of 2005 and 2006 is to build a subscriber base of both residential and business customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies.

The Company will require additional capital in order to pay the costs associated with developing its business plan. Currently, the Company is a party to a cash advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. Pursuant to this agreement, the Company will be advances funds on an "as needed" basis. The majority of these funds have been repaid through the issuance of common stock of the Company at the current offering price. As a result, approximately $450,000 of debt has been converted to equity leaving a total debt of approximately $275,000. As of the filing of this prospectus, the terms and conditions of repayment of the remaining debt have not been finalized. Even though we have secured adequate funding, no assurances can be provided that our business activities will generate sufficient revenues which may result in net profits for the Company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Liquidity and Capital Resources

The Company used $652,515 in operating activities in 2005 compared to $30,078 in 2004. This change was attributable in large part to the increased expenditures to maintain our telecommunications network and related maintenance of its operation.

The Company used cash in investing activities of $75,450 compared to no cash used in 2004. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services.

The Company had net cash provided by financing activities of $727,965 in 2005 compared to $30,078 in 2004. This change was primarily attributable to the receipt of advances from its parent company, United American Corporation.

In pursuing its business strategy, the Company may require additional cash for operating and investing activities. The Company expects future cash requirements, if any to be funded from operating cash flow and cash flow from financing activities.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and at September 30, 2005 and 2004 had working capital deficits as noted above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Conditions and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 R (As amended) Accounting for Stock-Based Compensation. This statement is a revision of FASB Statement No 123 and supersedes APB Opinion No.
25,Accounting for Stock Issued to Employees, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 15, 2005. Management is required to implement this Statements beginning in fiscal year beginning on January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the products and production requirements. Demand for the our products can fluctuate significantly. Factors which could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Our estimates are based upon our understanding of historical relationships which can change at anytime.

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004, the Company recorded approximately $38,153 and $1,690 in transaction gains (losses) as a result of currency translation.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $7,264 at September 30, 2005.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect for years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated these investment tax credits to be $16,502 for the year ended September 30, 2005. There was an additional $59,384 in Federal research and development tax credits earned in 2005, however since the corporation is foreign controlled (Teliphone), these would not be refundable. These credits, however, can be used to reduce future years' taxable income and they expire in 2015.

Stock Based Compensation

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the hardware sales are only necessary to receive the service. The Company does not consider this a separate segment of their business. In less than 5% of the accounts, Teliphone, Inc. sells hardware without service, or service without the hardware, failing to segregate their business.

Description of Property.

The Company's executive offices are currently located at 1080 Beaver Hall, Suite 1555, Montreal, PQ, Canada, H2Z 1S2. The 1,250 square foot office space is rented at a base rent of $2,300 per month. In addition, under agreement with Peer 1 Networks, a data center and co-location facility, we rent 100 square feet of space for our main telecommunications network located at 1080 Beaver Hall, suite 1512, Montreal, PQ, Canada, H2Z 1S2 and our US network on Broadstreet, Manhattan, New York.

Certain Relationships and Related Transactions.

There were no certain transactions or have there been any proposed transactions during the last two years to which we were a party, or proposed to be a party, in which certain persons had a direct or indirect material interest.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 20,000,000 shares

Holders

As of August 18, 2006 there were fifty-six (56) holders of record of our common stock. It must be noted that the majority stockholder, United American Corporation, holds 25,737,785 of the 32,893,843 outstanding shares of the company. United American Corporation proposes to spin-off Teliphone Corp.. To complete the spin-off, management proposes to distribute the 25,737,785 shares of Teliphone owned on a pro rata basis to its shareholders. This would increase the shareholder base by four hundred and fifteen (415) bringing the total holders to four hundred and seventy-one (471).

Executive Compensation.

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the three years ended September 30, 2005.

                                                                                      Long Term Compensation
                                                                 -------------------------------------------------------------------
                                     Annual Compensation                      Awards                              Payouts
                                ----------------------------------------------------------------------------------------------------
                                                                                                    Securities
                                                                                                     Underlying            All Other
                                                                  Other Annual    Restricted Stock  Options/SARs   LTIP     Compen-
 Name and Principal Position     Year     Salary       Bonus      Compensation       Award (s)          (#)       Payouts    sation
------------------------------------------------------------------------------------------------------------------------------------
GEORGE METRAKOS                  2005    $ 48,000           --            --             961,538            --       --         --
President, Chief
Executive Officer, CFO
and Director
                                 2004    $  4,000           --            --                                --

                                 2003          --           --            --                  --            --       --         --

Robert Cajolet                   2005          --           --            --           1,250,000            --       --         --
Director
                                 2004          --           --            --                  --            --       --         --

                                 2003          --           --            --                  --            --       --         --

Compensation of Directors

We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.

Employment Agreements

George Metrakos, Chairman, CEO, CFO and President

George Metrakos is compensated $48,000 annually. Effective April 28, 2005, he was awarded 961,538 shares of restricted stock of the corporation. These shares are issued to Metratech Business Solutions Inc., a Canadian company wholly owned by George Metrakos.

Effective only once the common stock of the Company is trading over the counter, it has been agreed that George Metrakos will receive 75,000 options on a quarterly basis at a value equivalent to the last 22 trading days stock value. This stock option plan has not been formalized or disclosed as of the date of this filing. It is anticipated that George Metrakos' annual base salary will increase to $120,000 per year.

Robert Cajolet, Director

Robert Cajolet does not receive any base salary. Robert Cajolet has received 1,250,000 shares of restricted stock of the Company in April 2005, issued to XIPE Corporation, a Canadian company wholly owned by Robert Cajolet.

                           OSK CAPITAL II CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
            YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD AUGUST 27, 2004
                     (INCEPTION) THROUGH SEPTEMBER 30, 2004

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------

Report of Independent Registered Public Accounting Firm - 2005                 1

Report of Independent Registered Public Accounting Firm - 2004                 2

Consolidated Balance Sheet as of September 30, 2005                            3

Consolidated Statements of Operations for the Year Ended
   September 30, 2005 and Period August 27, 2004 (Inception)
   through September 30, 2004                                                  4

Consolidated Statements of Changes in Stockholders' (Deficit) for the
   Year Ended September 30, 2005 and Period August 27, 2004 (Inception)
   through September 30, 2004                                                  5

Consolidated Statements of Cash Flows for the Year Ended
   September 30, 2005 and Period August 27, 2004 (Inception)
   through September 30, 2004                                                  6

Notes to Consolidated Financial Statements                                  7-19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
OSK Capital II Corporation
Montreal, Quebec CANADA

I have audited the accompanying consolidated balance sheet of OSK Capital II Corporation (the "Company") as of September 30, 2005 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the year ended September 30, 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OSK Capital II Corporation as of September 30, 2005, and the results of its consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the year ended September 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Michael Pollack CPA
Cherry Hill, NJ
February 20, 2006

Letterhead of Schwartz Levitsky Feldman LLP

                                AUDITORS' REPORT

SCHWARTZ LEVITSKY FELDMAN LLP
COMPTABLES AGREES
CHARTERED ACCOUNTANTS
MONTREAL, TORONTO, OTTAWA


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
OSK Capital II Corporation
(A Development Stage Company)

We have audited the balance sheets of OSK Capital II Corporation (A Development Stage Company) as at September 30, 2004 and the related statements of operations and stockholders' equity and cash flows for the years then ended September 30, 2004 and 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSK Capital II Corporation as at September 30, 2004 and 2003 and the results of its operations and its cash flows for each of the year ended September 30, 2004 and 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As outlined in note 1 to the financial statements, the company has no established source of revenue and has not commenced any commercial operations. This raises substantial doubt that its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements as at September 30, 2003 and for the year then ended, as well as the cumulative period from March 2, 1999 (date of inception) to September 30, 2003 were audited by other auditors who expressed an opinion without reservation on the statements in their report dated December 1, 2003.

                                               /s/ Schwartz Levitsky Feldman LLP

Montreal, Quebec
April 21, 2005

                           OSK CAPITAL II CORPORATION
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005

                                     ASSETS
                                                                          US $
                                                                      ---------
Current Assets:
  Cash and cash equivalents                                           $      --
  Accounts receivable, net                                               63,063
  Investment tax credit receivable                                       16,502
  Inventory                                                              32,468
  Prepaid expenses and other current assets                              22,621
                                                                      ---------

    Total Current Assets                                                134,654
                                                                      ---------

  Fixed assets, net of depreciation                                     156,399
                                                                      ---------

TOTAL ASSETS                                                          $ 291,053
                                                                      =========

        LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
  Bank overdraft                                                      $   7,144
  Loan payable                                                           34,372
  Loan payable - related parties                                        459,139
  Accounts payable and accrued expenses                                 149,431
                                                                      ---------

      Total Current Liabilities                                         650,086
                                                                      ---------

      Total Liabilities                                                 650,086
                                                                      ---------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 125,000,000 shares authorized
    and 31,089,520 shares issued and outstanding                         31,090
  Additional paid-in capital                                            370,640
  Accumulated deficit                                                  (720,920)
  Accumulated other comprehensive income (loss)                         (39,843)
                                                                      ---------

      Total Stockholders' (Deficit)                                    (359,033)
                                                                      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                         $ 291,053
                                                                      =========

   The accompanying notes are an integral part of the consolidated financial statements.

                           OSK CAPITAL II CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD
             AUGUST 27, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

                                                                US$
                                                       2005             2004
                                                   ------------    ------------
OPERATING REVENUES
  Revenues                                         $    183,253    $      3,447
                                                   ------------    ------------

COST OF REVENUES
  Inventory, beginning of period                         25,134              --
  Purchases and cost of VoIP services                   455,086          29,155
  Inventory, end of period                              (32,468)        (25,134)
                                                   ------------    ------------
       Total Cost of Revenues                           447,752           4,021
                                                   ------------    ------------

GROSS (LOSS)                                           (264,499)           (574)
                                                   ------------    ------------

OPERATING EXPENSES
   Selling and promotion                                130,924              --
   Research and development                             128,771              --
   Professional and consulting fees                      67,169          25,575
   Commissions                                           17,877              --
   Other general and administrative expenses             47,228           3,381
   Depreciation                                          23,551              --
                                                   ------------    ------------
       Total Operating Expenses                         415,520          28,956
                                                   ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                     (680,019)        (29,530)

OTHER INCOME (EXPENSE)
   Interest expense                                     (11,371)             --
                                                   ------------    ------------
       Total Other Income (Expense)                     (11,371)             --
                                                   ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES             (691,390)        (29,530)
Provision for Income Taxes                                   --              --
                                                   ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES               $   (691,390)   $    (29,530)
                                                   ============    ============

NET LOSS PER BASIC AND DILUTED SHARES              $      (0.02)   $      (0.00)
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                               30,518,711      30,426,000
                                                   ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                           OSK CAPITAL II CORPORATION
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
        FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD AUGUST 27, 2004
                     (INCEPTION) THROUGH SEPTEMBER 30, 2004

                                                                                           US$
                                                                                                          Accumulated
                                                                                Additional                   Other
                                                            Common Stock          Paid-in    Accumulated  Comprehenisve
                                                         Shares      Amount       Capital      Deficit    Income (Loss)     Total
                                                      -----------------------   ----------   ----------   -------------  ----------
Balance August 27, 2004                               30,426,000   $   30,426   $   39,544   $  (18,988)   $   (1,690)   $   49,292

Net loss for the year                                         --           --           --      (10,542)           --       (10,542)
                                                      ----------   ----------   ----------   ----------    ----------    ----------

Balance September 30, 2004                            30,426,000       30,426       39,544      (29,530)       (1,690)       38,750

Issuance of shares in conversion of debentures           663,520          664      331,096           --            --       331,760

Net loss for the year                                         --           --           --     (691,390)      (38,153)     (729,543)
                                                      ----------   ----------   ----------   ----------    ----------    ----------

Balance September 30, 2005                            31,089,520   $   31,090   $  370,640   $ (720,920)   $  (39,843)   $ (359,033)
                                                      ==========   ==========   ==========   ==========    ==========    ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                           OSK CAPITAL II CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND PERIOD
             AUGUST 27, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

                                                                          US$
                                                                   2005          2004
                                                                ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                     $(691,390)    $ (29,530)
                                                                ---------     ---------
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                                  23,551            --
     Provision for bad debts                                        7,264            --
  Changes in assets and liabilities
     (Increase) in accounts receivable                            (64,067)       (6,260)
     (Increase) in investment tax credit receivable               (16,502)           --
     (Increase) in inventory                                       (7,334)      (25,134)
     (Increase) in prepaid expenses and other current assets      (22,621)           --
     Increase in accounts payable and
       and accrued expenses                                       118,584        30,846
                                                                ---------     ---------
     Total adjustments                                             38,875          (548)
                                                                ---------     ---------

     Net cash (used in) operating activities                     (652,515)      (30,078)
                                                                ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of fixed assets                                   (75,450)           --
                                                                ---------     ---------

      Net cash (used in) investing activities                     (75,450)           --
                                                                ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from the issuance of common stock                         --            79
    Increase in bank overdraft                                      7,144            --
    Proceeds from loan payable                                      4,374        29,999
    Proceeds from loan payable - related parties                  384,687            --
    Proceeds from convertible debentures                          331,760            --
                                                                ---------     ---------

       Net cash provided by financing activities                  727,965        30,078
                                                                ---------     ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                          --            --

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                --            --
                                                                ---------     ---------

CASH AND CASH EQUIVALENTS - END OF PERIOD                       $      --     $      --
                                                                =========     =========

CASH PAID DURING THE YEAR FOR:
    Interest expense                                            $  10,345     $     912
                                                                =========     =========

SUPPLEMENTAL NONCASH INFORMATION:

    Equipment acquired from related party loan payable          $ 104,500     $      --
                                                                =========     =========
    Conversion of debentures into shares of common stock        $ 331,760     $      --
                                                                =========     =========

   The accompanying notes are an integral part of the consolidated financial statements.

                           OSK CAPITAL II CORPORATION
                   NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

      OSK Capital II Corporation (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

      Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

      Prior to its acquisition by the Company, Teliphone, Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. During this time, Teliphone ahd also expanded its network in order to offer services outside of the Province of Quebec, mainly in the Province of Ontario and the State of New York.

      Going Concern

      As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $691,390 and $29,530 for the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004, and has a working capital deficiency of $515,432 as of September 30, 2005. The Company has recently emerged from the development stage and has just started generating revenues and is indebted to a related party for approximately $450,000. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

      Management believes that the Company's capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as Teliphone's ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. Teliphone's strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

      Going Concern (Continued)

      The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

      In the near term, the Company will continue to pursue bridge financing, in addition to the approximately $330,000 it raised through convertible debentures this year to assist them in meeting their current working capital needs. The Company's ability to continue as a going concern for a reasonable period is dependent upon management's ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

      The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Comprehensive Income

      The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

      Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

      Inventory

      Inventory is valued at the lower of cost or market determined on a first-in-first-out basis. Inventory consisted only of finished goods.

      Fair Value of Financial Instruments (other than Derivative Financial Instruments)

      The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.


      Currency Translation

      For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004, the Company recorded approximately $38,153 and $1,690 in transaction gains (losses) as a result of currency translation.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Research and Development

      The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.

      Revenue Recognition

      When the Company emerged from the development stage with the acquisition of Teliphone, Inc. they began to recognize revenue from their VoIP services when the services were rendered and customer equipment purchased as follows:

      VoIP Service Revenue

      Substantially all of the Company's revenues are derived primarily from monthly subscription fees that customers are charged under the Company's service plans. Monthly subscription fees are generally charged to customers' credit cards on the first day of the customers' billing cycle.

      The Company records these revenues monthly and the revenues generated are for the most part through retail channels.

      Under typical contracts, customers subscribe for a period of two years.

      Customer Equipment

      For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the re-seller. The customer accepts the terms of the service agreement upon activation by credit card. Should the customer satisfy the minimum service period requirements, the equipment charge is refunded over a three-month period, reflected in the monthly service charge bill.

      For wholesale customers, there are no refunds for equipment. The Company does not subsidize equipment sales to wholesale customers.

      Activation and Disconnect Fees

      The Company also generates revenue from initial activation fees associated with the service contracts, and disconnect fees associated with early termination of service contracts. These fees are included in service revenue as they are considered part of the service component.

      Recognition

      The Company recognizes revenue utilizing the guidance set forth in EITF 00-21, "Revenue Arrangements with Multiple Deliverables". Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon satisfying the minimum service requirements the equipment charges are refunded through subsequent billings netting out this charge against service charges. Upon refund, the deferred revenue is fully amortized.

      Under a wholesale agreement, the equipment charge is recognized upon delivery of the equipment to the reseller. There is no refund in this instance.

      The Company commenced sales in September 2004. The Company is still essentially in the beginning phases of securing distribution channels and updates their service plans to remain competitive in this industry. The Company incurred some promotional expenses in their initial year of operation to satisfy customer demand for this service, and equipment sales were not significant. As a result, deferred revenue was not material since minimum service requirements were achieved for the units sold.


      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $7,264 at September 30, 2005.

      Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Income Taxes

      The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

      Investment Tax Credits

      The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated these investment tax credits to be $16,502 for the year ended September 30, 2005. There was an additional $59,384 in Federal research and development tax credits earned in 2005, however since the corporation is foreign controlled (Teliphone), these would not be refundable. These credits however can be used to reduce future years' taxable income and they expire in 2015.

      Convertible Instruments

      The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Derivative Financial Instruments

      The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Method. The Company's convertible debenture did not constitute a derivative.

      Advertising Costs

      The Company expenses the costs associated with advertising as incurred. Advertising expenses for the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004 are included in general and administrative expenses in the consolidated statements of operations.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles - 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Impairment of Long-Lived Assets

      Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

      (Loss) Per Share of Common Stock

      Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

      The following is a reconciliation of the computation for basic and diluted
      EPS:

                                               September 30,       September 30,
                                                    2005               2004
                                               ------------        ------------

Net loss                                       $   (691,390)       $    (29,530)
                                               ------------        ------------

Weighted-average common shares
Outstanding (Basic)                              30,518,711          30,426,000

Weighted-average common stock
Equivalents
     Stock options                                       --                  --
     Warrants                                            --                  --
                                               ------------        ------------

Weighted-average common shares
Outstanding (Diluted)                            30,518,711          30,426,000
                                               ============        ============

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Stock-Based Compensation

      The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

      The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

      Segment Information

      The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the hardware sales are only necessary to receive the service. The Company does not consider this a separate segment of their business. In less than 5% of the cases is Teliphone, Inc. selling hardware without service or service without the hardware, therefore has not segregated their business.

      Recent Accounting Pronouncements

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
      2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 3-  FIXED ASSETS

      Fixed assets as of September 30, 2005 were as follows:

                                              Estimated Useful
                                               Lives (Years)

      Furniture and fixtures                         5                   $324
      Computer equipment                             3                158,087
      Vehicles                                       5                 21,539
                                                                       ------

                                                                      179,950
      Less: accumulated depreciation                                   23,551
                                                                       ------
      Property and equipment, net                                   $ 156,399
                                                                    =========

      There was $23,551 and $0 charged to operations for depreciation expense for the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004, respectively.

      The Company had acquired assets of a related entity, United American Corporation that related to United American Corporations use of the Company's VoIP services. These assets, included in fixed assets amounted to $104,500.

NOTE 4-  LOANS PAYABLE

      The Company entered into loans payable with non-related parties originally due October 23, 2004 at 5% interest per annum. The loans were extended to May 31, 2006. The notes are unsecured.

      The balance of the loan payable at September 30, 2005 is $34,372. There is no accrued interest on the loan at September 30, 2005. Interest expense for the year ended September 30, 2005 and period August 27, 2004 (inception) through September 30, 2004 amounted to $11,371 and $0, respectively.

NOTE 5-  LOANS PAYABLE - RELATED PARTIES

      The Company entered into a loan payable with United American Corporation, a company with common directors of the Company. The loans payable are non-interest bearing, unsecured and are due on demand.

      The loan is the result of United American Corporation funding working capital to the Company as it began operations. The Company does anticipate repayment of these loans over the next year as operations increases and the Company becomes cash flow positive.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 6-  CONVERTIBLE DEBENTURES

      On August 11, 2005, the Company entered into 10% Convertible Debentures (the "Debentures") with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.

      The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders' option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days immediately proceeding the applicable conversion date id $.50 per share or less. The Company's stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company's common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at he time the debenture agreement was entered into.

      The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

      There was no interest charged due to the debentures being converted immediately.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 7-  COMMITMENTS

      On August 23, 2005, Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company's products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments. No payments have been made or accrued as of September 30, 2005.

      Teliphone, Inc. has entered into a lease agreement for its offices, which expires on July 31, 2010. Minimum rental for the next five years and in the aggregate approximate:

      Year Ended
      September 30

      2006                               $  50,835
      2007                                  50,835
      2008                                  50,835
      2009                                  50,835
      2010                                  42,364
                                         ---------
                                         $ 245,704

      The lease contains an escalation clause regarding property taxes, electricity, heating, maintenance and repairs.

NOTE 8-  STOCKHOLDERS' DEFICIT

      Common Stock

      As of September 30, 2005, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.

      The Company has 31,089,520 shares issued and outstanding as of September 30, 2005.

      On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

      In 2005, the Company issued 663,520 shares for in conversion of convertible debentures that the Company received $331,760 in cash for.

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 9-  PROVISION FOR INCOME TAXES

      Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At September 30, 2005 and 2004, deferred tax assets consist of the following:

                                                         2005            2004
                                                         ----            ----
      Net operating losses                           $  245,113       $ 10,040

      Valuation allowance                              (245,113)       (10,040)
                                                     -------------------------

                                                     $       --       $     --
                                                     =========================

      At September 30, 2005, the Company had a net operating loss carryforward in the approximate amount of $720,920, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

      A reconciliation of the Company's effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2005 and 2004 is summarized as follows:


                                                        2005        2004
                                                       -------     -------

      Federal statutory rate                           (34.0)%     (34.0)%

      State income taxes, net of federal benefits        3.3         3.3

      Valuation allowance                               30.7        30.7
                                                       -------     -------
                                                       -------     -------

                                                          0%         0%
                                                       =======     =======

                           OSK CAPITAL II CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 10- SUBSEQUENT EVENTS

      On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation.

      The Agreement requires transfer of Iphonia Inc.'s. clients and services to the Company along with the sale of various telecommunications equipment.

      As of March 24, 2006, the Company has not closed on the transaction.

      The Company and United American Corporation in February 2006, agreed to repay the loans payable - related parties in the form of common stock of the Company. The repayment will include all amounts owed through December 31, 2005 and any amounts advanced in 2006 up through the repayment date.

                           OSK CAPITAL II CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of June 30, 2006

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Nine and Three Months Ended June 30, 2006 and 2005

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
   June 30, 2006 and 2005

Notes to Condensed Consolidated Financial Statements

                           OSK CAPITAL II CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2006
                                  (UNAUDITED)

                         ASSETS

                                                                         US$
                                                                      ---------

Current Assets:
  Cash and cash equivalents                                           $      --
  Accounts receivable, net                                               25,770
  Investment tax credit receivable                                       17,191
  Inventory                                                              15,862
  Prepaid expenses and other current assets                              10,142
                                                                      ---------

    Total Current Assets                                                 68,965
                                                                      ---------

  Fixed assets, net of depreciation                                     127,537
                                                                      ---------

TOTAL ASSETS                                                          $ 196,502
                                                                      =========

        LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
  Bank overdraft                                                      $   2,692
  Loan payable                                                           86,926
  Loan payable - related parties                                        696,671
  Accounts payable and accrued expenses                                  63,904
                                                                      ---------

      Total Current Liabilities                                         850,193
                                                                      ---------

      Total Liabilities                                                 850,193
                                                                      ---------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 125,000,000 shares authorized
    and 31,089,520 shares issued and outstanding                         31,090
  Additional paid-in capital                                            370,640
  Accumulated deficit                                                  (978,937)
  Accumulated other comprehensive income (loss)                         (76,484)
                                                                      ---------

      Total Stockholders' (Deficit)                                    (653,691)
                                                                      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                         $ 196,502
                                                                      =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                           OSK CAPITAL II CORPORATION
                 CONDESNED CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND COMPREHENSIVE INCOME (LOSS)
           FOR THE NINE AND THREE MONTHS ENDED JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

                                                                US $                                  US $
                                                         NINE MONTHS ENDED                     THREE MONTHS ENDED
                                                              JUNE 30,                              JUNE 30,
                                                      2006               2005               2006               2005
                                                  ------------       ------------       ------------       ------------
OPERATING REVENUES
  Revenues                                        $    290,723       $    161,228       $     95,994       $     82,416
                                                  ------------       ------------       ------------       ------------

COST OF SALES
  Inventory, beginning of period                        32,468             25,134             20,014            121,236
  Purchases and cost of VoIP services                  279,470            282,440             85,083             32,154
  Inventory, end of period                             (15,862)          (102,490)           (15,862)          (102,490)
                                                  ------------       ------------       ------------       ------------
       Total Cost of Sales                             296,076            205,084             89,235             50,900
                                                  ------------       ------------       ------------       ------------

GROSS PROFIT (LOSS)                                     (5,353)           (43,856)             6,759             31,516
                                                  ------------       ------------       ------------       ------------

OPERATING EXPENSES
   Selling and promotion                                24,416            157,930              5,601             49,164
   Professional and consulting fees                     47,710             89,189              8,480             26,207
   Wages and commissions                               104,664             26,448             46,809             14,613
   Other general and administrative expenses            39,970             31,403             11,432              7,633
   Depreciation                                         33,602             24,031             12,364              9,468
                                                  ------------       ------------       ------------       ------------
       Total Operating Expenses                        250,362            329,001             84,686            107,085
                                                  ------------       ------------       ------------       ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                    (255,715)          (372,857)           (77,927)           (75,569)

OTHER INCOME (EXPENSE)
   Interest expense                                       (648)           (10,320)              (391)            (6,602)
   Loss on disposal of assets                           (1,654)                --             (1,654)                --
                                                  ------------       ------------       ------------       ------------
       Total Other Income (Expense)                     (2,302)           (10,320)            (2,045)            (6,602)
                                                  ------------       ------------       ------------       ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES            (258,017)          (383,177)           (79,972)           (82,171)
Provision for Income Taxes                                  --                 --                 --                 --
                                                  ------------       ------------       ------------       ------------

NET LOSS APPLICABLE TO COMMON SHARES              $   (258,017)      $   (383,177)      $    (79,972)      $    (82,171)
                                                  ============       ============       ============       ============

NET LOSS PER BASIC AND DILUTED SHARES             $      (0.01)      $      (0.11)      $      (0.00)      $      (0.02)
                                                  ============       ============       ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                              31,089,520          3,416,000         31,089,520          3,416,000
                                                  ============       ============       ============       ============

COMPREHENSIVE INCOME (LOSS)
     Net loss                                     $   (258,017)      $   (383,177)      $    (79,972)      $    (82,171)
     Other comprehensive income (loss)
         Currency translation adjustments              (36,641)           (18,849)           (36,394)           (36,692)
                                                  ------------       ------------       ------------       ------------
Comprehensive income (loss)                       $   (294,658)      $   (402,026)      $   (116,366)      $   (118,863)
                                                  ============       ============       ============       ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                           OSK CAPITAL II CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

                                                                                       US$
                                                                              2006            2005
                                                                           -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                $  (258,017)    $  (383,177)
                                                                           -----------     -----------

   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                                               33,602          24,031
     Loss on disposal of assets                                                  1,654              --

  Changes in assets and liabilities
     (Increase) decrease in accounts receivable                                 37,293         (41,790)
     (Increase) decrease in investment tax credit receivable                      (689)             --
     (Increase) decrease in inventory                                           16,606         (77,356)
     (Increase) decrease in prepaid expenses and other current assets           12,479          (7,697)
     Increase (decrease) in accounts payable and
       and accrued expenses                                                    (85,527)          2,943
                                                                           -----------     -----------
     Total adjustments                                                          15,418         (99,869)
                                                                           -----------     -----------

     Net cash (used in) operating activities                                  (242,599)       (483,046)
                                                                           -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of fixed assets                                                 (6,394)         (7,876)
                                                                           -----------     -----------

      Net cash (used in) investing activities                                   (6,394)         (7,876)
                                                                           -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITES
    Increase (decrease) in bank overdraft                                       (4,452)          3,683
    Proceeds from loan payable, net                                             52,554          69,471
    Proceeds from loan payable - related parties, net                          237,532         436,617
                                                                           -----------     -----------

       Net cash provided by financing activities                               285,634         509,771
                                                                           -----------     -----------

Effect of foreign currency transalation                                        (36,641)        (18,849)
                                                                           -----------     -----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                                       --              --

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                             --              --
                                                                           -----------     -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                  $        --     $        --
                                                                           ===========     ===========

CASH PAID DURING THE PERIOD FOR:
    Interest expense                                                       $     6,753     $     3,718
                                                                           ===========     ===========

SUPPLEMENTAL NONCASH INFORMATION:

    Equipment acquired from related party loan payable                     $        --     $   104,500
                                                                           ===========     ===========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                           OSK CAPITAL II CORPORATION
              NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

NOTE 1-     ORGANIZATION AND BASIS OF PRESENTATION
            --------------------------------------

            The unaudited condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the September 30, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

            These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

            OSK Capital II Corporation (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

            Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

            Prior to its acquisition by the Company, Teliphone, Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. During this time, Teliphone ahd also expanded its network in order to offer services outside of the Province of Quebec, mainly in the Province of Ontario and the State of New York.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 1-     ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern

            As shown in the accompanying condensed consolidated financial statements the Company has incurred recurring losses of $258,017 and $383,177 for the nine months ended June 30, 2006 and 2005, and has a working capital deficiency of $781,228 as of June 30, 2006. The Company has recently emerged from the development stage and has just started generating revenues and is indebted to a related party for approximately $700,000. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

            Management believes that the Company's capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as Teliphone's ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. Teliphone's strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers. Additionally, the Company sold approximately 25% of Teliphone to Intelco Communications which will bring further opportunity and working capital to the Company.

            The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

            In the near term, the Company will continue to pursue bridge financing, in addition to the approximately $330,000 it raised through convertible debentures this year to assist them in meeting their current working capital needs. The Company's ability to continue as a going concern for a reasonable period is dependent upon management's ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

            The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Principles of Consolidation

            The condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

            The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

            Comprehensive Income

            The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

            Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

            Inventory

            Inventory is valued at the lower of cost or market determined on a first-in-first-out basis. Inventory consisted only of finished goods.

            Fair Value of Financial Instruments (other than Derivative Financial Instruments)

            The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Currency Translation

            For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine months ended June 30, 2006 and 2005, the Company recorded approximately ($36,041) and ($18,849) in transaction gains (losses) as a result of currency translation.


            Research and Development

            The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.

            Revenue Recognition

            When the Company emerged from the development stage with the acquisition of Teliphone, Inc. they began to recognize revenue from their VoIP services when the services were rendered and customer equipment purchased as follows:

            VoIP Service Revenue

            Substantially all of the Company's revenues are derived primarily from monthly subscription fees that customers are charged under the Company's service plans. Monthly subscription fees are generally charged to customers' credit cards on the first day of the customers' billing cycle.

            The Company records these revenues monthly and the revenues generated are for the most part through retail channels.

            Under typical contracts, customers subscribe for a period of two years.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Revenue Recognition (Continued)

            Customer Equipment

            For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the re-seller. The customer accepts the terms of the service agreement upon activation by credit card. Should the customer satisfy the minimum service period requirements, the equipment charge is refunded over a three-month period, reflected in the monthly service charge bill.

            For wholesale customers, there are no refunds for equipment. The Company does not subsidize equipment sales to wholesale customers.

            Activation and Disconnect Fees

            The Company also generates revenue from initial activation fees associated with the service contracts, and disconnect fees associated with early termination of service contracts. These fees are included in service revenue as they are considered part of the service component.

            Recognition

            The Company recognizes revenue utilizing the guidance set forth in EITF 00-21, "Revenue Arrangements with Multiple Deliverables". Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon satisfying the minimum service requirements the equipment charges are refunded through subsequent billings netting out this charge against service charges. Upon refund, the deferred revenue is fully amortized.

            Under a wholesale agreement, the equipment charge is recognized upon delivery of the equipment to the reseller. There is no refund in this instance.

            The Company commenced sales in September 2004. The Company is still essentially in the beginning phases of securing distribution channels and updates their service plans to remain competitive in this industry. The Company incurred some promotional expenses in their initial year of operation to satisfy customer demand for this service, and equipment sales were not significant. As a result, deferred revenue was not material since minimum service requirements were achieved for the units sold.

            Accounts Receivable

            The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Accounts Receivable (Continued)

            The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $7,568 at June 30, 2006.

            Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

            Income Taxes

            The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

            Investment Tax Credits

            The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $17,191 in investment tax credits as of June 30, 2006.

            Convertible Instruments

            The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Derivative Financial Instruments

            The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Method. The Company's convertible debenture did not constitute a derivative.

            Advertising Costs

            The Company expenses the costs associated with advertising as incurred. Advertising expenses for the nine months ended June 30, 2006 and 2005 are included in general and administrative expenses in the consolidated statements of operations.

            Fixed Assets

            Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles - 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

            When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Impairment of Long-Lived Assets

            Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

            (Loss) Per Share of Common Stock

            Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

            The following is a reconciliation of the computation for basic and diluted EPS:

                                                     June 30,         June 30,
                                                       2006             2005
                                                   ------------    ------------

            Net loss                               $   (258,017)   $   (383,177)
                                                   ------------    ------------

            Weighted-average common shares
            Outstanding (Basic)                      31,089,520       3,416,000

            Weighted-average common stock
            Equivalents
                 Stock options                               --              --
                 Warrants                                    --              --
                                                   ------------    ------------

            Weighted-average common shares
            Outstanding (Diluted)                    31,089,520       3,416,000
                                                   ============    ============

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            (Loss) Per Share of Common Stock (Continued)

            The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

            Stock-Based Compensation

            The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

            The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

            Segment Information

            The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Recent Accounting Pronouncements

            On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005.

            In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

            In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have a material impact on its consolidated financial statements.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 3-     FIXED ASSETS

                  Fixed assets as of June 30, 2006 were as follows:

                                                    Estimated
                                                      Useful
                                                   Lives (Years)

            Furniture and fixtures                       5         $       1,197
            Computer equipment                           3               166,243
            Vehicles                                     5                22,587
                                                                   -------------

                                                                         190,027
            Less: accumulated depreciation                                62,490
                                                                   -------------
            Property and equipment, net                            $     127,537
                                                                   =============

            There was $33,602 and $24,031 charged to operations for depreciation expense for the nine months ended June 30, 2006 and 2005, respectively.

            The Company had acquired assets of a related entity in April 2005, United American Corporation that related to United American Corporations use of the Company's VoIP services. These assets, included in fixed assets amounted to $104,500.

NOTE 4-     LOANS PAYABLE

            The Company entered into loans payable with non-related parties originally due October 23, 2004 at no stated interest in the amount of $30,000. The loans were extended to May 31, 2006, then extended to August 2006 at which time it will be a fixed term loan. The parties are negotiating the final terms of this loan as of August 2, 2006.

            The balance of the loans payable at June 30, 2006 is $86,926. There is no accrued interest on the loan at June 30, 2006. Interest expense for the nine months ended June 30, 2006 and 2005 amounted to $648 and $10,320, respectively.

NOTE 5-     LOANS PAYABLE - RELATED PARTIES

            The Company entered into a loan payable with United American Corporation, a company with common directors of the Company. The loans payable are non-interest bearing, unsecured and are due on demand.

            The loan is the result of United American Corporation funding working capital to the Company as it began operations. The Company does anticipate repayment of these loans over the next year as operations increases and the Company becomes cash flow positive. (See Note 7).

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 6-     CONVERTIBLE DEBENTURES

            On August 11, 2005, the Company entered into 10% Convertible Debentures (the "Debentures") with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.

            The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders' option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days immediately proceeding the applicable conversion date id $.50 per share or less. The Company's stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company's common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at he time the debenture agreement was entered into.

            The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

            There was no interest charged due to the debentures being converted immediately.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 7-     COMMITMENTS

            On August 23, 2005, Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company's products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments. No payments have been made or accrued as of June 30, 2006.

            Teliphone, Inc. has entered into a lease agreement for its offices, which expires on July 31, 2010. Minimum rental for the next five years and in the aggregate approximate:

            Period Ended
            June 30
            -------
            2006                    $   50,835
            2007                        50,835
            2008                        50,835
            2009                        50,835
            2010                         4,236
                                    ----------
                                    $  207,576

            The lease contains an escalation clause regarding property taxes, electricity, heating, maintenance and repairs. The Company on August 2, 2006 notified the landlord that they no longer need the space and a prepayment penalty is being negotiated. The Company does not anticipate that the payment required will exceed the minimum rentals as noted above.

            On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation.

            The Agreement requires transfer of Iphonia Inc.'s. clients and services to the Company along with the sale of various telecommunications equipment. As of August 2, 2006, the Company and Iphonia are renegotiating the significant terms of the Agreement. It is anticipated that the Company will establish a wholly owned subsidiary to acquire the customer lists of Iphonia and complete this transaction by October 1, 2006. United American Corporation will no longer be a party to this agreement.

            The Company and United American Corporation in February 2006, agreed to repay the loans payable - related parties in the form of common stock of the Company. The repayment will include all amounts owed through December 31, 2005 and any amounts advanced in 2006 up through the repayment date. As of August 2, 2006, the Company and United American Corporation are negotiating the equivalent number of shares to convert the debt to. This transaction is anticipated to occur in August 2006.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 8-     STOCKHOLDERS' DEFICIT

            Common Stock

            As of June 30, 2006, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.

            The Company has 31,089,520 shares issued and outstanding as of June 30, 2006.

            On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

            In August 2005, the Company issued 663,520 shares for in conversion of convertible debentures that the Company received $331,760 in cash for.

NOTE 9-     PROVISION FOR INCOME TAXES

            Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

            At June 30, 2006, deferred tax assets consist of the following:

                                                       2006
                                                    ---------
            Net operating losses                    $ 332,839

            Valuation allowance                      (332,839)
                                                    ---------
                                                    $      --
                                                    =========

            At June 30, 2006, the Company had a net operating loss carryforward in the approximate amount of $978,937, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                           OSK CAPITAL II CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 2006 AND 2005

NOTE 9-     PROVISION FOR INCOME TAXES (CONTINUED)

            A reconciliation of the Company's effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended June 30, 2006 and 2005 is summarized as follows:

                                                          -----------------
                                                            2006       2005
                                                          ------     ------

            Federal statutory rate                         (34.0)%    (34.0)%

            State income taxes, net of federal benefits      3.3        3.3

            Valuation allowance                             30.7       30.7
                                                          ------     ------

                                                               0%         0%
                                                          ======     ======

NOTE 10      SUBSEQUENT EVENTS

            Teliphone Inc., a wholly-owned subsidiary of our majority-owned subsidiary OSK Capital II, Corp., 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco Communications") entered into an agreement (the "Agreement") on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone's issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006.

            Teliphone also agreed to make available to the customers of Intelco Communications certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco Communications will receive additional shares of class A voting common stock of Teliphone for the difference in the value between $144,000 and the total payments credited back to Teliphone. The maximum amount of additional shares that can be issued to Intelco Communications after the twelve month period is an additional 8.34% of Teliphone's issued and outstanding shares. In the event that the total payments credited back to Teliphone exceeds $144,000, Intelco Communications will not be entitled to the issuance of any additional shares of Teliphone common stock.

            Upon the effective date of this transaction on August 1, 2006, Teliphone, Inc. will no longer be a wholly-owned subsidiary of OSK Capital II, Corp. Teliphone will become a majority owned subsidiary and the noncontolling interest will be reflected in the consolidated financial statements.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Anti-Takeover, Limited Liability and Indemnification Provisions

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS Section
78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

                                                                       Amount
                                                                       ------
SEC registration fee                                                   $  535
Printing and shipping expenses                                         $  250
Legal fees and expenses                                                $2,500
Accounting fees and expenses                                           $2,500
Transfer and Miscellaneous expenses                                    $1,000
                                                                       ------
Total                                                                  $6,735

* All expenses except SEC registration fee are estimated.

Recent Sales of Unregistered Securities.

We recently issued the following securities on August 18, 2006 as restricted stock for services:

--------------------------------------------------------------------------------
     Name                            Address                              # of
                                                                       Shares of
                                                                         Common
                                                                         Stock
--------------------------------------------------------------------------------
Maxime Brazeau          2599 Louis-Veuillot, Montreal, Quebec,           10,000
                        Canada, H1N 2P1
--------------------------------------------------------------------------------
Benjamin Lawetz         265 De Manou, Boucherville, Quebec, Canada,      10,000
                        J4B 1A6
--------------------------------------------------------------------------------
Brendan Mirotchnick     5860 Monkland, Suite 203, Montreal, Quebec,      10,000
                        Canada H4A 1G1
--------------------------------------------------------------------------------
Ronan Huon de           4502 Av. Lacombe, Montreal, Quebec, Canada,      10,000
Kermadec                H3T 1M6
--------------------------------------------------------------------------------
Suzanne Perron          3168 Des Emeraudes, St-Hubert, Quebec,           10,000
                        Canada, J4T 3S5
--------------------------------------------------------------------------------
Bruno Mourani           1627, Blvd. Carpentier, Boisbriand, Quebec,      10,000
                        Canada, J7G 2Y7
--------------------------------------------------------------------------------
Europe Mourani          1627, Blvd. Carpentier, Boisbriand, Quebec,      10,000
                        Canada, J7G 2Y7
--------------------------------------------------------------------------------
Benoit Ratthe           811 Martin, St-Amable, Quebec, Canada, J0L       10,000
                        1N0
--------------------------------------------------------------------------------
Joseph Emas             1224 Washington Av., Miami Beach, Florida,       25,000
                        USA, 33139
--------------------------------------------------------------------------------

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

We likewise issued the following securities on August 18, 2006 as restricted stock in order to convert debt from our parent company United American Corporation into common stock:

--------------------------------------------------------------------------------
     Name                            Address                              # of
                                                                       Shares of
                                                                         Common
                                                                         Stock
--------------------------------------------------------------------------------
United American         3273 East Warm Springs Road, Las Vegas,        1,699,323
Corporation             Nevada, USA, 89120
--------------------------------------------------------------------------------

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Exhibits

Exhibit
Number                            Description
--------------------------------------------------------------------------------

3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

4.1  Specimen  Common  Stock   Certificate   (incorporated   by  reference  from
Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

14.1 Code of Ethics (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 27, 2006).

5.1 Opinion of Joseph Emas, Attorney at Law*

23.1 Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)*

23.2 Consent of Independent  Registered  Public Accounting Firm (Michael Pollack
CPA)*

23.3 Consent of Independent Registered Public Accounting Firm (Schwartz, Levitsky Feldman LLP)*

* filed herein

Undertakings

The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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(b) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

                  (i) That, for the purpose of determining  any liability  under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (ii) To remove from  registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Coach Industries Corporation, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             TELIPHONE, CORP.

                                             By /s/ George Metrakos
                                                ------------------------------
                                                Chief Executive Officer

                                                Date: August 29, 2006


                                             By /s/ George Metrakos
                                                ------------------------------
                                                Chief Accounting Officer

                                                Date: August 29, 2006

In accordance with the Exchange Act , the report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated..

                                             By /s/ George Metrakos
                                                ------------------------------
                                                George Metrakos, Director

                                                Date: August 29, 2006


                                             By /s/ Robert Cajolet
                                                ------------------------------
                                                Robert Cajolet, Director

                                                Date: August 29, 2006


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